EXHIBIT 2


                 AGREEMENT AND PLAN OF MERGER

                        dated as of

                       May 16, 1996

                       by and among

                   QUALITY SYSTEMS, INC.,

                CII ACQUISITION CORPORATION,

               CLINITEC INTERNATIONAL, INC.,

                         and

                THE PRINCIPAL SHAREHOLDERS


                 TABLE OF CONTENTS

ARTICLE I                                                     Page
               DEFINITIONS . . . . . . . . . . . . . . . . . .  1
  1.1  Definitions . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE II
               THE MERGER. . . . . . . . . . . . . . . . . . .  5
  2.1  The Merger. . . . . . . . . . . . . . . . . . . . . . .  5
  2.2  Effective Time. . . . . . . . . . . . . . . . . . . . .  5
  2.3  Conversion of Shares. . . . . . . . . . . . . . . . . .  6
  2.4  Surrender and Payment . . . . . . . . . . . . . . . . .  6
  2.5  Tax-Free Reorganization; Exempt Transaction . . . . . .  6
  2.6  Effect of the Merger. . . . . . . . . . . . . . . . . .  6
  2.7  Certificate of Incorporation. . . . . . . . . . . . . .  7
  2.8  Bylaws. . . . . . . . . . . . . . . . . . . . . . . . .  7
  2.9  Directors and Officers. . . . . . . . . . . . . . . . .  7
  2.10 QSI Restricted Securities . . . . . . . . . . . . . . .  7
  2.11 Dissenters' Shares. . . . . . . . . . . . . . . . . . .  8

ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF CLINITEC
               AND THE PRINCIPAL SHAREHOLDERS. . . . . . . . .  8
  3.1  Organization, Qualification and Good Standing . . . . .  8
  3.2  Clinitec Capitalization . . . . . . . . . . . . . . . .  9
  3.3  Subsidiaries. . . . . . . . . . . . . . . . . . . . . .  9
  3.4  Due Authorization . . . . . . . . . . . . . . . . . . .  9
  3.5  Governmental Authorization. . . . . . . . . . . . . . . 10
  3.6  Absence of Conflicting Agreements or Required Consents. 10
  3.7  Litigation. . . . . . . . . . . . . . . . . . . . . . . 11
  3.8  Intellectual Property . . . . . . . . . . . . . . . . . 11
  3.9  Property. . . . . . . . . . . . . . . . . . . . . . . . 12
  3.10 Compliance with Law and Charter Documents . . . . . . . 12
  3.11 Financial Statements. . . . . . . . . . . . . . . . . . 13
  3.12 Absence of Undisclosed Liabilities. . . . . . . . . . . 13
  3.13 Lease Agreements. . . . . . . . . . . . . . . . . . . . 13
  3.14 Officers, Employees and Consultants . . . . . . . . . . 13
  3.15 Employee Matters. . . . . . . . . . . . . . . . . . . . 14
  3.16 Labor Matters . . . . . . . . . . . . . . . . . . . . . 14
  3.17 Employee Benefit Plans. . . . . . . . . . . . . . . . . 15
  3.18 Environmental Matters . . . . . . . . . . . . . . . . . 16
  3.19 Related Party Transactions. . . . . . . . . . . . . . . 18
  3.20 Contracts and Commitments . . . . . . . . . . . . . . . 18
  3.21 Suppliers . . . . . . . . . . . . . . . . . . . . . . . 19
  3.22 Clinitec Sales Commitments. . . . . . . . . . . . . . . 19
  3.23 Customers . . . . . . . . . . . . . . . . . . . . . . . 19
  3.24 Absence of Changes. . . . . . . . . . . . . . . . . . . 19
  3.25 Agreements in Full Force and Effect . . . . . . . . . . 20
  3.26 Software. . . . . . . . . . . . . . . . . . . . . . . . 20
  3.27 Tax Matters . . . . . . . . . . . . . . . . . . . . . . 21
  3.28 Finders' Fees . . . . . . . . . . . . . . . . . . . . . 22
  3.29 Forecasts . . . . . . . . . . . . . . . . . . . . . . . 22
  3.30 Burdensome Restrictions . . . . . . . . . . . . . . . . 22
  3.31 Statements True and Correct . . . . . . . . . . . . . . 22
  3.32 Information Regarding Clinitec. . . . . . . . . . . . . 22

ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF
               QSI AND MERGER SUB. . . . . . . . . . . . . . . 23
  4.1  Organization and Good Standing. . . . . . . . . . . . . 23
  4.2  QSI Capitalization. . . . . . . . . . . . . . . . . . . 23
  4.3  Authorization . . . . . . . . . . . . . . . . . . . . . 23
  4.4  Status of Intellectual Property Rights of QSI . . . . . 23
  4.5  Finder's Fees . . . . . . . . . . . . . . . . . . . . . 24
  4.6  Valid Issuance. . . . . . . . . . . . . . . . . . . . . 24
  4.7  SEC Filings . . . . . . . . . . . . . . . . . . . . . . 24
  4.8  Statements True and Correct.. . . . . . . . . . . . . . 24
  4.9  Information Regarding QSI and Merger Sub. . . . . . . . 24

ARTICLE V
               COVENANTS OF CLINITEC AND THE
               PRINCIPAL SHAREHOLDERS. . . . . . . . . . . . . 24
  5.1  Conduct of Clinitec . . . . . . . . . . . . . . . . . . 24
  5.2  Access. . . . . . . . . . . . . . . . . . . . . . . . . 26
  5.3  Acquisition Proposals . . . . . . . . . . . . . . . . . 26
  5.4  Compliance With Obligations . . . . . . . . . . . . . . 27
  5.5  Notices of Certain Events . . . . . . . . . . . . . . . 27
  5.6  Confidentiality . . . . . . . . . . . . . . . . . . . . 28
  5.7  Shareholders' Consent . . . . . . . . . . . . . . . . . 28
  5.8  Cooperation of Principal Shareholders . . . . . . . . . 28
  5.9  Obligations of Clinitec and the Principal Shareholders. 29

ARTICLE VI
               COVENANTS OF QSI AND MERGER SUB . . . . . . . . 29
  6.1  Confidentiality . . . . . . . . . . . . . . . . . . . . 29
  6.2  Obligations of QSI and Merger Sub . . . . . . . . . . . 29
  6.3  Obligations of Merger Sub . . . . . . . . . . . . . . . 29
  6.4  Nasdaq/National Market Notification . . . . . . . . . . 30
  6.5  Current Public Information. . . . . . . . . . . . . . . 30

ARTICLE VII
               COVENANTS OF EACH PARTY HERETO. . . . . . . . . 30
  7.1  Advise of Change. . . . . . . . . . . . . . . . . . . . 30
  7.2  Regulatory Approvals. . . . . . . . . . . . . . . . . . 30
  7.3  Necessary Consents. . . . . . . . . . . . . . . . . . . 30
  7.4  Certain Filings . . . . . . . . . . . . . . . . . . . . 30
  7.5  Public Announcements. . . . . . . . . . . . . . . . . . 31
  7.6  Satisfaction of Conditions Precedent. . . . . . . . . . 31

ARTICLE VIII
               CONDITIONS TO THE MERGER. . . . . . . . . . . . 31
  8.1  Conditions to Obligations of Each Party to Effect the
       Merger. . . . . . . . . . . . . . . . . . . . . . . . . 31
  8.2  Additional Conditions to Obligations of QSI and Merger
       Sub . . . . . . . . . . . . . . . . . . . . . . . . . . 31
  8.3  Additional Conditions to Obligations of Clinitec. . . . 33

ARTICLE IX
               INDEMNIFICATION . . . . . . . . . . . . . . . . 35
  9.1  Indemnification by Clinitec and Each Principal
       Shareholder . . . . . . . . . . . . . . . . . . . . . . 35
  9.2  Indemnification by QSI and Merger Sub . . . . . . . . . 36
  9.3  Claims for Indemnification. . . . . . . . . . . . . . . 36
  9.4  Resolution of Conflicts; Arbitration; Limitation on
       Damages . . . . . . . . . . . . . . . . . . . . . . . . 37

ARTICLE X
               TERMINATION . . . . . . . . . . . . . . . . . . 38
  10.1 Grounds for Termination . . . . . . . . . . . . . . . . 38
  10.2 Effect of Termination . . . . . . . . . . . . . . . . . 39

ARTICLE XI
               MISCELLANEOUS . . . . . . . . . . . . . . . . . 39
  11.1 Survival. . . . . . . . . . . . . . . . . . . . . . . . 39
  11.2 Notices . . . . . . . . . . . . . . . . . . . . . . . . 39
  11.3 Amendments and Waivers. . . . . . . . . . . . . . . . . 41
  11.4 Expenses. . . . . . . . . . . . . . . . . . . . . . . . 41
  11.5 Successors and Assigns. . . . . . . . . . . . . . . . . 41
  11.6 Governing Law . . . . . . . . . . . . . . . . . . . . . 41
  11.7 Jurisdiction. . . . . . . . . . . . . . . . . . . . . . 41
  11.8 WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . 41
  11.9 Counterparts; Third Party Beneficiaries . . . . . . . . 41
  11.10   Entire Agreement . . . . . . . . . . . . . . . . . . 42
  11.11   Further Assurances . . . . . . . . . . . . . . . . . 42
  11.12   No Release for Fraud . . . . . . . . . . . . . . . . 42
  11.13   Severability . . . . . . . . . . . . . . . . . . . . 42
  11.14   Construction of Agreement. . . . . . . . . . . . . . 42
  11.15   Mutual Drafting. . . . . . . . . . . . . . . . . . . 42


              EXHIBITS

Exhibit A   -Form of Agreement of Merger
Exhibit B   -Form of Lock-Up Agreement
Exhibit C   -Form of Employment Agreements and Consulting
Agreement
Exhibit D   -Form of Non-Competition and Non-Disclosure
Agreement
Exhibit E   -Form of Investment Letter


              SCHEDULES

Schedule 2.3(b)-Allocation of Consideration to Clinitec
Shareholders
Schedule 2.9  -Officers and Directors of Merger Sub
Schedule 3.1  -Organizational Documents, Good Standing
Schedule 3.2(b)-Holders of Clinitec Stock
Schedule 3.2(c)-Clinitec Rights
Schedule 3.5  -Governmental Authorization
Schedule 3.6  -Absence of Conflicting Agreements or Required
Consents
Schedule 3.7  -Litigation
Schedule 3.8(b)-Intellectual Property
Schedule 3.9(a)-Personal and Mixed, Tangible and Intangible
Property
Schedule 3.11 -Financial Statements
Schedule 3.12 -Absence of Undisclosed Liabilities
Schedule 3.13 -Lease Agreements
Schedule 3.14 -Officers, Employees & Consultants List of Salary
Schedule 3.15 -Employee Matters
Schedule 3.16 -Labor Matters
Schedule 3.17(a)-Employee Benefit Plans
Schedule 3.17(b)-Benefit Arrangements
Schedule 3.18(a)-Environmental Conditions
Schedule 3.18(b)-Environmental Costs
Schedule 3.18(d)-Reportable Releases
Schedule 3.18(e)-Transportation, Generation or Disposal of
              Materials of Environmental Concern
Schedule 3.19 -
            Related Party Transactions
Schedule 3.20 -Contracts and Commitments
Schedule 3.21 -Suppliers
Schedule 3.22 -Clinitec Commitments
Schedule 3.23 -Customers
Schedule 3.24 -Absence of Changes
Schedule 3.25 -Agreements in Full Force and Effect
Schedule 3.27(a)-Tax Matters
Schedule 3.27(b)-Tax Waiver or Extensions
Schedule 3.29 -Forecasts

                  AGREEMENT AND PLAN OF MERGER


          THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of May 16, 1996 by and among QUALITY SYSTEMS, INC., a California corporation ("QSI"), CII ACQUISITION CORPORATION, a California corporation and wholly-owned subsidiary of QSI ("Merger Sub"), CLINITEC INTERNATIONAL, INC., a Pennsylvania corporation ("Clinitec"), and each individual defined in Section
1.1 hereof as a "Principal Shareholder."

                            RECITALS

          A.   The respective Boards of Directors of QSI, Merger
Sub and Clinitec are of the opinion that the transactions contemplated by this Agreement are in the best interests of the parties and their respective shareholders.

          B. Pursuant to this Agreement, Clinitec will be merged with and into Merger Sub. At the Effective Time (as defined herein) of such merger, the outstanding capital stock of Clinitec other than the capital stock of Clinitec already owned by QSI immediately preceding the Effective Time shall be converted into the right to receive shares of the Common Stock of QSI and cash.
As a result of the merger of Clinitec with and into Merger Sub, all shareholders of Clinitec prior to the Effective Time other than QSI shall become shareholders of QSI, and Merger Sub shall thereafter conduct the business and operations of Clinitec. The Merger contemplated herein is subject to the approval of the shareholders of Clinitec and the satisfaction of certain other conditions described in this Agreement.

          C. The parties intend that the Merger qualify as a "reorganization" for federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

          NOW, THEREFORE, in consideration of the preceding recitals and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:

                            AGREEMENT

                            ARTICLE I
                           DEFINITIONS

          As used in this Agreement, the terms identified below in this Article I shall have the meanings indicated, unless a different and common meaning of the term is clearly indicated by the context, and variants and derivatives of the following terms shall have correlative meanings. To the extent that certain of the definitions set forth below suggest, indicate, or express agreements between or among parties to this Agreement, or contain representations or warranties or covenants of a party, the parties agree to the same by execution of this Agreement. The parties to this Agreement agree that agreements, representations, warranties, and covenants expressed in any part or provision of this Agreement shall, for all purposes of this Agreement, be treated in the same manner as other such agreements, representations, warranties, and covenants contained elsewhere in this Agreement, and the Article or Section of this Agreement within which such an agreement, representation, warranty, or covenant appears shall have no separate meaning or effect on the same.

     1.1  Definitions.

          (a) The following terms, as used herein, have the following meanings:

          "Affiliate" shall mean with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

          "Clinitec Right" shall mean all arrangements, calls, commitments, agreements, options, rights to subscribe to, script, understandings, warrants, or other binding obligations of any character whatsoever relating to or securities or rights convertible into or exchangeable for, shares of the capital stock of Clinitec, or by which Clinitec is or may be bound to issue additional shares of its capital stock or other Clinitec Rights.

          "Clinitec Shareholder" shall mean any holder other than QSI or any Affiliate of QSI of one or more shares of Clinitec Stock as of the Effective Time.

          "Clinitec Stock" shall mean the Clinitec Preferred Stock and/or the Clinitec Common Stock.

          "Consideration" shall mean (1) cash in the amount of Four Million Eight Hundred Ninety-Five Thousand Seven Hundred Dollars ($4,895,700) payable to the Clinitec Shareholders on a pro rata basis proportionate to their respective percentage ownership of Clinitec immediately prior to the Effective Time ("Cash Consideration") and (2) three hundred nine thousand eight hundred fifty-six (309,856) shares of QSI Stock ("Equity Consideration").

          "Intellectual Property Rights" shall mean all know how, patents, patent rights, trademarks, trade names, trade secrets, service marks and copyrights, and any applications or registrations for any or all of the preceding therefor, maskworks, net lists, schematics, technology, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (excluding Commercial Software as defined in Paragraph 3.8(c) herein), designs, licenses and proprietary rights.

          "Lien" shall mean, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, but without limiting the generality of the foregoing, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.
          "Material Adverse Effect" shall mean with respect to any Person a material adverse effect on the condition (financial or otherwise), business, assets, results of operations or prospects of such Person, taken as whole.

          "1933 Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "1934 Act" shall mean the Securities Exchange Act of
1934, as amended, and the rules and regulations promulgated thereunder.

          "Person" shall mean an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Principal Shareholders" shall mean Patrick Cline, Bryan Rosenberger and Nazir Memon, collectively, and each individually shall be referred to as a "Principal Shareholder."

          "Purchased Shares" shall mean the shares of Clinitec
Stock that have been converted as of the Effective Time into a right to receive the Consideration.

          "QSI Stock" shall mean the Common Stock, $0.01 par value, of QSI, and which is the same class of Common Stock registered by QSI under the 1934 Act.

          "Secondary Public Offering" shall mean a registered public offering of shares of QSI Common Stock pursuant to that certain Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 11, 1996.

          "Stock Price" shall mean Twenty-two Dollars and 25/100
Cents ($22.25).

          "Subsidiary" shall mean, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

          "Tax" or "Taxes" shall mean any federal, state, county, local, or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy, and other taxes, assessments, charges, fares, or impositions, including interest, penalties, and additions imposed thereon or with respect thereto.

          (b) Each of the following terms, including defined terms defined within the definitions in Section 1.1(a), is defined in the Section set forth opposite such term:

     Term                                       Section

     Action. . . . . . . . . . . . . . . . . . .9.2(a)
     ADR . . . . . . . . . . . . . . . . . . . .9.3(b)
     Agreement . . . . . . . . . . . . . . . . Preface
     Financial Statements. . . . . . . . . . . . .3.11
     Benefit Arrangements. . . . . . . . . . . 3.17(b)
     Cash Consideration. . . . . . . . . . Definitions
     Claim . . . . . . . . . . . . . . . . . . .9.2(b)
     Claim Notice. . . . . . . . . . . . . . . .9.2(b)
     Clinitec. . . . . . . . . . . . . . . . . Preface
     Clinitec Common Stock . . . . . . . . . . .3.2(b)
     Clinitec Intellectual Property Rights . .  3.8(a)
     Clinitec Persons. . . . . . . . . . . . . . . 5.6
     Clinitec Preferred Stock. . . . . . . . . .3.2(a)
     Clinitec Schedule . . . . . . . . . . . . . .3.25
     Closing . . . . . . . . . . . . . . . . . . . 2.2
     Closing Date. . . . . . . . . . . . . . . . . 2.2
     COBRA . . . . . . . . . . . . . . . . . . . .3.16
     Code. . . . . . . . . . . . . . . . . . . . . 2.5
     Commercial Software . . . . . . . . . . . .3.8(c)
     Consulting Agreement. . . . . . . . . . . .8.2(d)
     Contest Notice. . . . . . . . . . . . . . .9.2(c)
     Contract. . . . . . . . . . . . . . . . . . .3.20
     Designated Persons. . . . . . . . . . . . . .3.14
     Effective Time. . . . . . . . . . . . . . . . 2.2
     Employee Plans. . . . . . . . . . . . . . 3.17(a)
     Employment Agreements . . . . . . . . . .  8.2(d)
     End-user Licenses . . . . . . . . . . . . .3.8(b)
     Environmental Condition . . . . . . . . . 3.18(f)
     Environmental Costs . . . . . . . . . . . 3.18(f)
     Environmental Laws. . . . . . . . . . . . 3.18(f)
     Equity Consideration. . . . . . . . . Definitions
     ERISA . . . . . . . . . . . . . . . . . . . .3.15
     ERISA Affiliate . . . . . . . . . . . . . 3.17(a)
     Existing Refusal Rights . . . . . . . . . .3.2(c)
     Financial Statements. . . . . . . . . . . .  3.11
     GAAP. . . . . . . . . . . . . . . . . . . . .3.11
     GCL . . . . . . . . . . . . . . . . . . . . . 2.1
     Indemnification Damages . . . . . . . . . . . 9.1
     Indemnified Party . . . . . . . . . . . . . . 9.1
     Indemnifying Party. . . . . . . . . . . . . . 9.1
     Investor Rights Agreement . . . . . . . . .3.2(c)
     IRS . . . . . . . . . . . . . . . . . . . 3.17(c)
     LCP . . . . . . . . . . . . . . . . . . . . . 2.1
     Lease Agreements. . . . . . . . . . . . . . .3.13
     Materials of Environmental Concern. . . . 3.18(f)
     Merger. . . . . . . . . . . . . . . . . . . . 2.1
     Merger Agreement. . . . . . . . . . . . . . . 2.1
     Merger Sub. . . . . . . . . . . . . . . . Preface
     Notice of Action. . . . . . . . . . . . . .9.2(a)
     Principal Shareholder.  . . . . . . . . . Preface
     QSI . . . . . . . . . . . . . . . . . . . Preface
     QSI Persons . . . . . . . . . . . . . . . . . 6.1
     Related Party Transaction . . . . . . . . . .3.19
     Release . . . . . . . . . . . . . . . . . 3.18(f)
     Reportable Release. . . . . . . . . . . . 3.18(d)
     Resolution. . . . . . . . . . . . . . . . .9.2(f)
     SEC . . . . . . . . . . . . . . . . . . . . . 6.1
     SEC Reports . . . . . . . . . . . . . . . . . 4.7
     Surviving Corporation . . . . . . . . . . . . 2.6
     Unaudited Financial Statements. . . . . . .  3.11


                           ARTICLE II
                           THE MERGER

     2.1 The Merger. Upon the terms and subject to the conditions of this Agreement and the Agreement of Merger in substantially the form of Exhibit "A" hereto (the "Merger Agreement"), Clinitec shall be merged with and into Merger Sub (the "Merger") in accordance with the General Corporation Law of the State of California ("GCL") and the laws of the Commonwealth of Pennsylvania ("LCP"). The Merger Agreement provides, among other things, the mode of effecting the Merger and the manner and basis of converting each issued and outstanding share of Clinitec Stock into shares of QSI Stock.

     2.2 Effective Time. Subject to the provisions of this Agreement and the Merger Agreement, the parties hereto shall cause the Merger to be consummated by filing a properly executed Merger Agreement with the California Secretary of State in accordance with the GCL and properly executed documents with the Secretary for the Commonwealth of Pennsylvania in accordance with the LCP on the Closing Date (as herein defined), which Merger shall become effective on the date and at such time that such Merger Agreement and Articles of Merger are accepted for filing in the respective states (the "Effective Time"). The closing of the Merger (the "Closing") shall take place at a time, date and location to be mutually agreed to by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VIII (the "Closing Date").
     2.3  Conversion of Shares.  At the Effective Time:

          (a) Each share of Clinitec Stock held by Clinitec as treasury stock immediately prior to the Effective Time and each Clinitec Right outstanding at the Effective Time shall be terminated and cancelled, and no payment shall be made with respect thereto; and

          (b) Each share of Clinitec Stock outstanding immediately prior to the Effective Time, other than the shares of Clinitec Stock held by QSI, shall be converted into the right to receive that fraction of the Cash Consideration and the Equity Consideration equal to one divided by the total number of shares of Clinitec Stock outstanding immediately prior to the Effective Time other than the shares of Clinitec Stock held by QSI. Schedule 2.3(b) hereto sets forth the Consideration to be received by each Clinitec Shareholder.

          (c) Each Share of Clinitec Stock held by QSI immediately prior to the Effective Time shall be cancelled.

     2.4  Surrender and Payment.

          (a) Each holder of a share of Clinitec Stock that has been converted into a right to receive the Consideration, upon surrender of a certificate or certificates representing such Clinitec Stock, together with a properly completed letter of transmittal covering such Clinitec Stock, will be entitled to receive the Consideration payable in respect of such Clinitec Stock. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes, only the right to receive such Consideration.

          (b) Each Clinitec Shareholder shall receive a pro rata share of the Cash Consideration and the Equity Consideration in proportion to their respective equity interest in Clinitec, as set forth on Schedule 2.3.

          (c) No fraction of a share of QSI Stock will be issued by virtue of the Merger, but in lieu thereof each holder of Clinitec Stock who would otherwise be entitled to a fraction of a share of QSI Stock (after aggregating all fractional shares of QSI Stock to be received by such holder) shall receive from QSI an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Stock Price.

     2.5 Tax-Free Reorganization; Exempt Transaction. The Merger is intended to be a reorganization within the meaning of Sec-tion 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). It is intended that the QSI Stock to be issued in the Merger will be issued in a transaction exempt from registration under the 1933 Act, by reason of Section 4(2) thereof or Regulation D promulgated thereunder.

     2.6 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Merger Agreement and the applicable provisions of the GCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the separate corporate existence of Clinitec shall cease and Merger Sub shall continue as the surviving corporation (the "Surviving Corporation") and shall carry on the business and operations of Clinitec and all the property, rights, privileges, powers and franchises of Clinitec and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     2.7 Certificate of Incorporation. The certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law, except that the name of the Surviving Corporation shall be changed at the Effective Time to "Clinitec International, Inc."

     2.8 Bylaws. The bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving
Corporation until amended in accordance with applicable law.

     2.9 Directors and Officers. The directors and officers of Merger Sub at the Effective Time shall be as set forth on Schedule
2.9. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation, and (b) the officers of Merger Sub at the Effective Time shall be the officers of the Surviving Corporation.

     2.10 QSI Restricted Securities. The shares of QSI Stock issued in connection with the Merger will be "restricted securities" under the 1933 Act, and Rule 144 promulgated thereunder, and may only be sold or otherwise transferred pursuant to an effective registration statement under the 1933 Act or an exemption from the registration requirements of the 1933 Act. In addition, each Clinitec Shareholder will enter into a Lock-Up Agreement substantially in the form of Exhibit "B" hereto that will restrict the sale of any shares received as Equity Consideration for a period of two (2) years following the Closing Date. It is understood that the certificates evidencing the shares of QSI Stock issued in connection with the Merger will bear one or more of the following legends:

          (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF EITHER (i) A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES AND "BLUE SKY" LAWS OR (ii) AN OPINION OF COUNSEL SATISFACTORY TO QUALITY SYSTEMS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED HAS BEEN DELIVERED TO QUALITY SYSTEMS, INC."

          (b) Any legend required to put third parties on notice of the existence of the Lock-Up Agreement.

          (c)  Any legend required by applicable state law.
     2.11      Dissenters' Shares.  Notwithstanding the terms of
Section 2.3 hereof and subject to Section 8.2(n) hereof, shares of Clinitec Stock outstanding immediately prior to the Effective Time held by a holder who has not consented hereto in writing and who has demanded appraisal for such shares (the "Dissenters' Shares") in accordance with the LCP shall not be converted into the right to receive the Consideration hereunder and instead shall be converted into the right to receive payment from Merger Sub with respect thereto in accordance with the provisions of the LCP, unless and until such holder fails to perfect or withdraws or loses his, her or its right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his, her or its right to appraisal, such Dissenters' Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Consideration. Clinitec shall give QSI prompt notice of any demands received by any such party for appraisal of Dissenters' Shares, and QSI shall have the right to participate in all negotiations and proceedings with respect to such demands.
Clinitec shall not, except with the prior written consent of QSI, make any payment with respect to, or settle or offer to settle, any such demands.


                           ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF CLINITEC
                 AND THE PRINCIPAL SHAREHOLDERS

          As inducement to QSI and Merger Sub to enter into this Agreement and to consummate the Merger, Clinitec and each of the Principal Shareholders, jointly and severally, represent and warrant to QSI and Merger Sub as of the date hereof and as of the Effective Time as follows:

     3.1 Organization, Qualification and Good Standing. Clinitec is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Clinitec is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the manner of its activities makes such qualification necessary. Clinitec has conducted no activities other than the development and sale of software and the provision of services relating thereto, including programming and training. Clinitec has the full corporate power, authority and capacity necessary to enter into and, subject to approval of this Agreement and the Merger by the shareholders of Clinitec, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Clinitec has provided to QSI a copy of the Articles or Certificate of Incorporation and all amendments thereto of Clinitec (certified by the Secretary for the Commonwealth of Pennsylvania), which are attached as part of Schedule 3.1, and copies of the Corporate Minutes of Clinitec, which have been provided to QSI for review, are true and complete as in effect on the date of this Agreement and accurately reflect all material proceedings of the directors (and all committees thereof) and shareholders of Clinitec. The Stock Record Books of Clinitec, which have been or will be made available to QSI for review, contain true, complete and accurate records of the stock ownership of Clinitec and the transfer of the shares of its capital stock.
     3.2 Clinitec Capitalization. The authorized capital stock of Clinitec consists of the following:

          (a) Preferred Stock. A total of 1,000,000 authorized shares of preferred stock, no par value (the "Clinitec Preferred Stock"), consisting of 1,000,000 shares designated as "Series A Convertible Preferred Stock," of which 359,382 shares are issued and outstanding.

          (b) Common Stock. A total of 3,000,000 authorized shares of common stock, no par value ("Clinitec Common Stock"), of which 1,078,250 shares are issued and outstanding. Schedule 3.2(b) sets forth a current list of all holders of Clinitec Stock and the number of shares of Preferred Stock and Common Stock owned by each shareholder.

          (c)  Options, Warrants, Reserved Shares.  Except for:
(i) the conversion privileges of the Clinitec Preferred Stock;
(ii) the rights of first refusal granted to QSI (the "Existing Refusal Rights") under the Investor Rights Agreement dated May 1995, between Clinitec and QSI (the "Investor Rights Agreement"),
(iii) that certain option granted to QSI by Clinitec pursuant to
Article IX of that certain Series A Convertible Preferred Stock Purchase Agreement, dated April 21, 1995; and (iv) only those Clinitec Rights disclosed in Schedule 3.2(c) hereto, there are not outstanding any Clinitec Rights. Apart from the exceptions noted in Schedule 3.2(c), no shares of Clinitec's outstanding capital stock, stock issuable upon exercise or exchange of any outstanding options, warrants or rights, or other stock issuable by Clinitec, are subject to any rights of first refusal or other rights to purchase such stock (whether in favor of Clinitec or any other person), pursuant to any agreement or commitment of Clinitec.

          (d) Compliance with Securities Laws. All shares of the capital stock and other securities issued by Clinitec have been issued by Clinitec in transactions exempt from registration under the 1933 Act, and all applicable state securities or "blue sky" laws, and Clinitec has not violated the 1933 Act or any applicable state securities or "blue sky" laws in connection with the issuance of any shares of capital stock or other securities in any manner which would give rise to any liability claim which would have a Material Adverse Effect on Clinitec or its successor. No security holder of Clinitec has asserted statutory rescission rights with respect to securities sold by Clinitec.

     3.3 Subsidiaries. Clinitec does not presently own or control, directly or indirectly, any ownership interest in any other corporation, partnership, trust, joint venture, association or other entity.

     3.4 Due Authorization. All corporate action on the part of Clinitec, its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance of all obligations of Clinitec under, this Agreement has been taken or will be taken prior to the Closing Date. This Agreement when executed will constitute the valid and legally binding obligations of Clinitec, enforceable in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally, (ii) the effect of rules of law governing the availability of equitable remedies and (iii) with respect to the indemnification provisions in this Agreement, applicable federal or state securities laws.
The execution, delivery and performance by Clinitec of this Agreement will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to Clinitec or any of its properties or assets or
(b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Lien or encumbrance upon any of the properties or assets of Clinitec under, the Articles of Incorporation or Bylaws of Clinitec, or to the best knowledge of Clinitec and each Principal Shareholder any agreement to which Clinitec is a party or by which any of its properties or assets are bound.

     3.5  Governmental Authorization.  Except as set forth in
Schedule 3.5, or other than complying with the provisions of the applicable state corporate laws regarding the approval of the Merger and the filing of the Merger Agreement and any other required documents related to the Merger, and other than consents, filings or notifications required to be made or obtained by QSI or Merger Sub, the execution, delivery and performance by Clinitec of this Agreement and the agreements provided for herein, and the consummation of the transactions contemplated hereby and thereby by Clinitec (including, without limitation, to allow Merger Sub to continue the business and operations of Clinitec following the Effective Time) require no consent, approval, order or authorization, or registration, qualification, designation, declaration or filing with, any federal, state or local authority. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings described on
Schedule 3.5 will be effective on the Closing Date (except for filing of the Merger Agreement or Articles of Merger pursuant to applicable California and Pennsylvania corporate laws) and be made within the time prescribed by law.

     3.6 Absence of Conflicting Agreements or Required Consents. Subject to approval of this Agreement and the Merger by the shareholders of Clinitec, the execution, delivery and performance by Clinitec and each Principal Shareholder of this Agreement and any other documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) except as set forth on Schedules 3.5 and 3.6 hereto, does not require the consent of any governmental body, agency, official or authority or any other third party; (ii) will not conflict with any provision of Clinitec's respective articles of incorporation or bylaws, (iii) will not conflict with, result in a breach of, or constitute a default under any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which Clinitec is a party or by which Clinitec or its properties are bound; (iv) except as set forth on Schedule 3.6, will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, require any notice under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit, material to Clinitec, to which Clinitec is a party or by which Clinitec or any of its properties are bound; and (v) will not create any claim, Lien, charge, encumbrance or restriction upon the Clinitec Stock or any of the assets or properties of Clinitec.

     3.7 Litigation. Except as listed in Schedule 3.7, there is no action, claim, suit, proceeding, arbitration or governmental investigation pending (or, to the best knowledge of Clinitec and each Principal Shareholder, currently threatened) against Clinitec, its activities, properties or assets or against any officer, director or employee of Clinitec in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, Clinitec, and, to the best knowledge of Clinitec and each Principal Shareholder, there is no basis for any such action or any state of facts or occurrence of any event which might give rise to the foregoing. There are no unsatisfied judgments against Clinitec or, to the best knowledge of Clinitec and each Principal Shareholder, any officer, director or employee of Clinitec or other individual affiliated with Clinitec relating to services provided on behalf of Clinitec or any consent decrees to which any of the foregoing is subject.

     3.8  Intellectual Property.

          (a) As used in this Agreement, the "Clinitec Intellectual Property Rights" means all know how, patents, patent rights, trademarks, trade names, trade secrets, service marks and copyrights, and any applications or registrations for any or all of the preceding therefor, maskworks, net lists, schematics, technology, computer software programs or applications (in both source code and object code form), and tangible or intangible confidential and proprietary information or material (excluding Commercial Software as defined in Paragraph 3.8(c) herein), designs, licenses and proprietary rights that are used in and are material to the business of Clinitec as currently conducted or as proposed to be conducted by Clinitec.

          (b) Schedule 3.8(b) hereto sets forth a complete list of all material licenses, sublicenses and other agreements as to which Clinitec is a party and pursuant to which Clinitec or any other person is authorized to use any Clinitec Intellectual Property Right (including object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same ("End-User Licenses")) or other trade secret material to Clinitec, and includes the identity of all parties thereto. Clinitec is not in violation of any license, sublicense or agreement described on such list in any material respect. The execution and delivery of this Agreement by Clinitec, and the consummation of the transactions contemplated hereby, will not (i) cause Clinitec to be in violation or default under any such license, sublicense or agreement; (ii) entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement; or (iii) require Clinitec to repay any funds already received by it from a third party. Except as set forth on Schedule 3.8(b), Clinitec is the sole and exclusive owner or sole and exclusive licensee of, with all right, title and interest in and to (free and clear of any Liens), the Clinitec Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Clinitec Intellectual Property Rights are being used. No claims have been asserted or, to the best knowledge of Clinitec and each Principal Shareholder, are threatened by any person nor are there any valid grounds, to the best knowledge of Clinitec and each Principal Shareholder, for any bona fide claims
(a) to the effect that the software or products manufactured, sold or licensed or used or proposed for manufacture, use, sale or licensing by Clinitec infringes on any Intellectual Property Rights, (b) against the use by Clinitec of any Intellectual Property Rights or computer software programs and applications used in Clinitec's business as currently conducted or as proposed to be conducted by Clinitec, or (c) challenging the ownership by Clinitec, the validity, or the effectiveness, of any of the Clinitec Intellectual Property Rights. To the best knowledge of Clinitec and each Principal Shareholder, there is no unauthorized use, infringement or misappropriation of any of the Clinitec Intellectual Property Rights by any third party, including any employee or former employee of Clinitec. Except as set forth on
Schedule 3.8(b), Clinitec has not entered into any agreement under which Clinitec is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market. Clinitec has a policy requiring each employee to execute a proprietary information and confidentiality agreement substantially in the form provided to QSI. All current employees and contractors of Clinitec, and to Clinitec's and each Principal Shareholder's best knowledge all former employees and contractors of Clinitec who were involved in or contributed to the development of any Clinitec Intellectual Property Rights, have executed such an agreement.

          (c) "Commercial Software" means packaged commercially available software programs generally available to the public through retail dealers in computer software which have been licensed to Clinitec pursuant to end-user licenses and which are used in Clinitec's business but are in no way a component of or incorporated in or specifically required to develop or support any of Clinitec's products and related trademarks, technology and know-how.

     3.9  Property.

          (a) Except as set forth on Schedule 3.9(a), Clinitec (i) has good and marketable title to all of the personal and mixed, tangible and intangible property, rights and assets, including, without limitation, all Intellectual Property Rights which it purports to own, including all the personal property and assets reflected in the Financial Statements (as defined in Section 3.11); and (ii) owns such rights, assets and personal property free and clear of all title defects or objections, Liens (except for current year ad valorem taxes and liens arising by operation of law) of any nature whatsoever, including, without limitation, any mortgages, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements.

          (b)  Except for the Lease Agreements listed on Schedule
3.13, Clinitec does not own or have any rights or interest in any real property.

     3.10 Compliance with Law and Charter Documents. Clinitec is not in violation or default of any provisions of its articles or certificate of incorporation or bylaws or other charter documents, both as amended to date, or any material indenture, agreement or instrument to which Clinitec is a party or by which Clinitec or any of its properties is bound or affected which violation or default would have a Material Adverse Effect on the business, assets, operations, prospects or financial or other condition of Clinitec or any successor. To the best knowledge of Clinitec and each Principal Shareholder, Clinitec is in material compliance with all applicable statutes, laws, regulations and executive orders of the United States of America and all states, foreign countries or other governmental bodies and agencies having jurisdiction over Clinitec's business or properties. There exists no condition, event or act which constitutes, or which after notice, lapse of time or both, would constitute, such a violation or default under any of the foregoing.

     3.11 Financial Statements.  Attached to this Agreement as
Schedule 3.11 are (a) the audited balance sheet of Clinitec as of December 31, 1995 and related statements of income, stockholders' equity and statements of cash flows of Clinitec for the year ended December 31, 1995 (the "Audited Financial Statements") and (b) the unaudited balance sheet of Clinitec as of March 31, 1996 and the related statement of operations of Clinitec for the three-month period ended March 31, 1996 (the "Unaudited Financial Statements"). The Audited Financial Statements and Unaudited Financial Statements shall be collectively referred to herein as the "Financial Statements"). Such Financial Statements (i) are in accordance with the books and records of Clinitec, (ii) were prepared in accordance with generally accepted accounting principles ("GAAP") (except for the absence of the statement of cash flows for the three-month period ended March 31, 1996 and footnotes with respect to the Unaudited Financial Statements), and (iii) are true, correct and complete and present fairly the financial condition of Clinitec at the date or dates therein indicated and the results of its operations and its cash flows for the period or periods therein specified.

     3.12 Absence of Undisclosed Liabilities. Except as set forth on Schedule 3.12, (a) Clinitec has no material liability or obligation (whether matured or unmatured, fixed or contingent) which is not provided for or disclosed in the Financial Statements and (b) all liability reserves established by Clinitec as set forth in the Financial Statements are adequate for all such liabilities at the applicable date thereof.

     3.13 Lease Agreements. Schedule 3.13 contains a true and complete list of all the lease agreements and license agreements to which Clinitec is a party and pursuant to which Clinitec leases (whether as lessor or lessee) or licenses (whether as licensor or licensee) any real or personal property related to the operation of its business (the "Lease Agreements"). Clinitec has delivered to QSI true and complete copies of all of the Lease Agreements as amended and in effect as of the Closing. Each Lease Agreement is valid and effective in accordance with its terms, and there is not under any of such lease (i) any existing or claimed material default by Clinitec (as applicable) or event of material default or event which with notice or lapse of time, or both, would constitute a material default by Clinitec (as applicable) and, individually or in the aggregate, would reasonably be likely to result in a Material Adverse Effect, or (ii) to the best knowledge of Clinitec or any Principal Shareholder, any existing material default by any other party under any of the Lease Agreements or, to the best knowledge of Clinitec or any Principal Shareholder, any event of material default or event which with notice or lapse of time would constitute a material default by any such party.

     3.14 Officers, Employees and Consultants. Schedule 3.14 hereto lists each officer, director, employee and consultant of Clinitec who received any salary, benefits and/or bonuses for 1995, or has or who is expected to receive any salary, benefits and/or bonuses in 1996, including a designation of such amounts paid to such persons in 1995 and/or 1996 and a job or duty description for each such person. Clinitec is not in breach of any agreements or understandings (as modified by mutually agreed deferral arrangements) with any of its officers, directors, employees or consultants for any wages, salaries, fees, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees. To the best knowledge of Clinitec and each Principal Shareholder, no third party has meritorious grounds to assert any valid claim against Clinitec or any of the Designated Persons (as defined below) with respect to (a) the continued employment by, or association with, Clinitec or any of the present officers, or employees of, or consultants to Clinitec (collectively, the "Designated Persons") or (b) the use, in connection with any business presently conducted or proposed to be conducted by Clinitec or any of the Designated Persons, of any information which Clinitec or any of the Designated Persons would be prohibited from using under any prior agreements or arrangements or any legal considerations applicable to unfair competition, trade secrets or proprietary information.

     3.15 Employee Matters. Except as set forth on Schedule 3.15, Clinitec is not currently a party to any employment contract (except for oral employment agreements which are terminable at will), consulting or collective bargaining contracts, deferred compensation, pension (as defined in the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder ("ERISA") at
Section 3(2)), profit sharing, bonus, stock option, stock purchase or other nonqualified benefit or compensation commitments, benefit plans, arrangements or plans (whether written or oral), including all welfare plans, as defined in Section 3(i) of ERISA, of or pertaining to Clinitec and any of its present or former employees, or any predecessors in interest.

     3.16 Labor Matters. No work stoppage or labor strike against Clinitec is pending or, to the best knowledge of Clinitec and each Principal Shareholder, is threatened. Except as set forth in
Schedule 3.16, Clinitec is not involved in or, to the best knowledge of Clinitec and each Principal Shareholder, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in material liability to Clinitec. Clinitec has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a material liability to Clinitec. Clinitec is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to employees and no collective bargaining agreement is being negotiated by Clinitec. To the best knowledge of Clinitec and each Principal Shareholder, no labor union has requested, sought or attempted to represent any employee, representative or agent of Clinitec. There are no pending material claims against Clinitec under any workers compensation plan or policy or for long term disability. Clinitec has complied in all material respects with all applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and has no material obligations with respect to any former employees or qualifying beneficiaries thereunder. Clinitec has not given to or received from any current officer, director, employee or consultant of Clinitec notice of termination of employment or contractor status.

     3.17 Employee Benefit Plans.

          (a) Schedule 3.17(a) sets forth all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, programs or arrangements, and any employment or consulting or executive compensation or severance agreements, written or otherwise, currently covering any current or former employee of Clinitec or any trade or business (whether or not incorporated) which is a member or which is under common control with Clinitec (an "ERISA Affiliate") within the meaning of Section 414(b) or (c) of the Code (together, the "Employee Plans").

          (b) Schedule 3.17(b) sets forth a complete and correct list of each plan, policy or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental employment benefits, vacation benefits, paid days off, material fringe benefits or other material forms of compensation or benefits which (i) is not an Employee Plan, or (ii) is maintained, established or contributed to by Clinitec. Such plans and arrangements as are described above are hereinafter referred to collectively as the "Benefit Arrangements."

          (c) (i) None of the Employee Plans or Benefit Arrangements promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, including but not limited to COBRA; (ii) all Employee Plans and Benefit Arrangements are in compliance in all material respects with the requirements prescribed by any and all applicable statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or beneficiaries or the Department of Labor, Internal Revenue Service (the "IRS") or Secretary of the Treasury), and Clinitec has performed all material obligations required to be performed by it under, is not in material default under or material violation of, and has no knowledge of any material default or material violation by any other party to, any of the Employee Plans or Benefit Arrangements; (iii) each Employee Plan intended to qualify under
Section 401(a) of the Code and each trust intended to qualify under
Section 501(a) of the Code either has received a favorable determination letter with respect to each such Employee Plan from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such a determination letter and to make any amendments necessary to obtain a favorable determination; (iv) no Employee Plan or Benefit Arrangement is or within the prior six (6) years has been subject to, and Clinitec has not incurred and does not expect to incur any liability under, Title IV of ERISA or Section 412 of the Code; and
(v) nothing in any Employee Plan or Benefit Arrangement precludes or interferes with QSI's ability to cause Clinitec to terminate (or consolidate, at QSI's option) any Employee Plan or Benefit Arrangement after the Closing; provided that the Employee Plans and Benefit Arrangements may be terminated prospectively, subject to
(a) rights accrued by Clinitec's employees at the time of such termination and (b) not more than sixty days notice of termination.

          (d) Each Employee Plan and Benefit Arrangement has been maintained in material compliance with its terms, and all material contributions, premiums or other payments due from Clinitec to (or under) any such Employee Plan or Benefit Arrangement have been fully paid or adequately provided for in the Financial Statements. All accruals thereon (including, where appropriate, proportional accruals for partial periods) have been made in accordance with GAAP. There has been no amendment, written interpretation or announcement (whether or not written) by Clinitec with respect to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such plans or arrangements, individually or in the aggregate, above the level of expense incurred with respect thereto for the most recently-ended fiscal year.

          (e) Clinitec has made available to QSI complete, accurate and current copies of all Employee Plans and Benefit Arrangements and all amendments, documents, correspondence and filings relating thereto, including but not limited to any statements, filings, reports or returns filed with any governmental agency with respect to the Employee Plans and Benefit Arrangements at any time within the three-year period ending on the date hereof.

     3.18 Environmental Matters.

          (a) Except as set forth in Schedule 3.18(a), to the best knowledge of Clinitec and each Principal Shareholder as of the Effective Time, there exists no Environmental Condition (as defined below) relating to Clinitec or to the operation of the business of Clinitec.

          (b) Except as set forth in Schedule 3.18(b), to the best knowledge of Clinitec and each Principal Shareholder there are no past or present conditions, events, circumstances, facts, activities, practices, incidents, actions, omissions or plans: (i) that are reasonably likely to interfere with or prevent continued compliance by Merger Sub, QSI or any of their affiliates with Environmental Laws from and after the Effective Time as a result of their conduct of the business previously conducted by Clinitec prior to the Effective Time; (ii) that are reasonably likely to constitute (or, at the time of such of the foregoing, constituted) a violation of any Environmental Laws requiring Clinitec (or any of its predecessors) to incur any actual or potential Environmental Cost (as defined below); or (iii) that are reasonably likely to form the basis of any claim, action, suit, proceeding, hearing, investigation or inquiry against or involving Clinitec based on or related to any Environmental Condition.

          (c) Clinitec has provided QSI with copies of all environmental audits, assessments, inspections or other studies relating in significant part to Materials of Environmental Concern (as defined below) in the possession of Clinitec relating to Clinitec or the conduct of its business.

          (d) Except as set forth in Schedule 3.18(d), neither Clinitec nor any Principal Shareholder has knowledge of any Reportable Releases of Materials of Environmental Concern at, from or onto any real property adjacent to any portion of real property leased by Clinitec and not noted in any prior report or study provided to QSI. For purposes of this Agreement, "Reportable Release" shall mean any Release of Materials of Environmental Concern that is required under any applicable Environmental Law to be reported to any governmental body.
          (e) Except as set forth in Schedule 3.18(e), to the best knowledge of Clinitec and each Principal Shareholder, Clinitec has never used, transported, generated, disposed of or arranged for the disposal of any Materials of Environmental Concern which has or could reasonably result in an Environmental Condition.

          (f) The following terms shall have the following meanings in this Agreement:

               Environmental Condition: The presence of any Materials of Environmental Concern at levels creating any soil or groundwater condition, atmospheric condition or other condition requiring remediation or reporting thereof or constituting a violation under any Environmental Laws.

               Environmental Costs: With respect to any Environmental Condition, the aggregate amount of all damages, losses, liabilities and expenses arising out of such Environmental Condition, including without limitation (i) the cost of any environmental testing and remediation of such Environmental Condition, (ii) the fees and expenses of consultants, contractors, and legal and other advisers, and
     (iii) all damages, losses, liabilities and expenses arising out of any claim, action or proceeding resulting from such Environmental Condition.

               Environmental Laws: All federal, state and local laws and regulations relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, wetland, land surface and subsurface strata), as all of the foregoing may be amended, supplemented, reauthorized or interpreted from time to time, including, without limitation, (a) laws and regulations relating to Releases or threatened Releases of any Materials of Environmental Concern, or otherwise relating to the importation, manufacture, processing, formulation, testing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern and (b) common law principles of tort liability with respect to the foregoing.

               Materials of Environmental Concern: Chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances and hazardous wastes, radioactive materials, asbestos, genetically modified organisms, petroleum and petroleum products as any such category is defined in any applicable Environmental Law.

               Release: Any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, seeping, dispersal, releasing, migration, transporting, placing and the like, including without limitation, the moving of any materials through, into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment, the abandonment or discharging of barrels, containers and other closed receptacles containing any Materials of Environmental Concern, but excluding (i) the normal application of lawn maintenance products and (ii) methods of disposal which are in compliance with applicable laws.

    3.19 Related Party Transactions.  Except as set forth on
Schedule 3.19 and except for compensation and equity arrangements with Clinitec's officers and employees involving services rendered in the ordinary course of business, no current shareholder, director, officer or employee of Clinitec, nor any "associate" (as defined in the rules and regulations Promulgated under the 1933
Act) of Clinitec, is presently, or since the inception of Clinitec has been, directly or indirectly, through his, her or its affiliation with any other Person, a party to any transaction with Clinitec, providing for the furnishing of services by or to, or rental or sale of real or personal property from or to, otherwise requiring payments to or by any such person. For the purposes of this Agreement, a transaction of the type described in this
Section 3.19 is sometimes referred to herein as a "Related Party
Transaction."

     3.20 Contracts and Commitments.  Except as set forth in
Schedule 3.20 (specifically indicating the appropriate paragraph below), Clinitec is not a party to nor bound by:

          (a) any contract or commitment which continues for a period of more than six (6) months from the date hereof or requires payments or performance of services after the Effective Time, valued in the aggregate, in excess of $10,000;

          (b) any contract or agreement with any of its directors, officers or shareholders, or with any person affiliated with any director, officer or shareholder of Clinitec or with any company or other organization in which anyone affiliated with Clinitec has a direct or indirect financial interest;

          (c) any contract or agreement containing covenants limiting the freedom of Clinitec to engage in any line of business or compete with any Person;

          (d) any existing agreement for the management of Clinitec or any of its business and Clinitec is not obligated to become a party to any such management agreement;

          (e) any agreement of indemnification or guaranty not entered into in the ordinary course of business;

          (f) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit; or

          (g)  any distribution agreement.

All of the agreements, contracts or commitments to which Clinitec is a party or by which it is bound (any such agreement, contract or commitment, a "Contract") are valid, binding, noncontingent, in full force and effect and enforceable by Clinitec in accordance with their respective terms, except as set forth on Schedule 3.20. Neither Clinitec, nor to the best knowledge of Clinitec and each Principal Shareholder, any other party to a Contract, has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the material terms or conditions of any Contract.

     3.21 Suppliers. Schedule 3.21 sets forth a true, correct and complete list of (i) the names and addresses of each of the suppliers of products or services to Clinitec which accounted for a dollar volume of purchases by Clinitec in excess of $5,000 during the preceding 12-month period, and (ii) the present sole-source suppliers of significant products, goods or services, other than utilities, for any product, goods or service with respect to which a practical alternative source of supply is not available on comparable terms and conditions, indicating the contractual arrangements for continued supply from any such supplier. To the best knowledge of Clinitec and each Principal Shareholder, Clinitec has good relations with all of its suppliers. No such supplier has terminated or to the best knowledge of Clinitec and each Principal Shareholder, threatened to terminate its relationship with Clinitec. Clinitec is not more than thirty (30) days in arrears in any trade accounts payable or other payments owing to any supplier. To the best knowledge of Clinitec and each Principal Shareholder, there is no pending or threatened bankruptcy, insolvency or similar proceeding with respect to any such supplier.

     3.22 Clinitec Sales Commitments. Schedule 3.22 sets forth a complete list and description of all commitments by Clinitec to sell and/or to deliver its products and/or software which have not been delivered as of April 30, 1996.

     3.23 Customers. Schedule 3.23 sets forth a complete list of Clinitec's customers and sales amounts by sales volume in descending order since Clinitec's formation on January 31, 1994 (and for any predecessor thereto) through April 30, 1996. No such customer has terminated or, to the best knowledge of Clinitec and each Principal Shareholder, threatened to terminate its relationship with Clinitec.

     3.24 Absence of Changes. Except as set forth on Schedule 3.24 and except as permitted or contemplated by this Agreement, since
December 31, 1995, Clinitec has conducted its business only in the ordinary course and has not:

          (a) had any change in the business, assets, properties, financial condition, liabilities, operations or results of operations which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Clinitec or Merger Sub as its successor;

          (b) paid, discharged or satisfied any material liability, taken as a whole, other than the payment, discharge or satisfaction of liabilities in the ordinary course of business;

          (c)  written off as uncollectible any receivable;

          (d) except in the ordinary course of business and consistent with past practices, canceled or compromised any debts or waived or permitted to lapse any claims or rights or sold, transferred or otherwise disposed of any of its properties or assets;

          (e) entered into any commitment or transaction not in the ordinary course of business that is material to Clinitec, taken as a whole, or made any capital expenditure or commitment in excess of $10,000;

          (f) made any change in any method of accounting or accounting practice;

          (g) incurred any liabilities or obligations (absolute, accrued or contingent), individually or in the aggregate, in excess of $10,000;

          (h) mortgaged, pledged, subjected or agreed to subject, any of its assets, tangible or intangible, to any lien, claim or encumbrance, except for liens for current personal property taxes not yet due and payable;

          (i) sold or otherwise transferred any equity or other interest in itself;

          (j) increased any salaries, wages or any employee benefits for any Clinitec employee;

          (k) hired, committed to hire or terminated any Clinitec employee;

          (l) declared, set aside or made any payments, dividends or other distributions to any Shareholder or any other holder of Clinitec Stock or redeemed, retired, purchased or otherwise acquired for value any shares of Clinitec Stock; or

          (m) agreed, whether in writing or otherwise, to take any action described in this Section 3.24.

     3.25 Agreements in Full Force and Effect. Except as expressly set forth in Schedule 3.25 hereto, all contracts, agreements, plans, leases, policies and licenses referred to, or required to be referred to, in any schedule delivered by Clinitec pursuant to this Agreement (each a "Clinitec Schedule") delivered hereunder are valid and binding, and are in full force and effect and are enforceable in accordance with their terms, except to the extent that the validity or enforceability thereof may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting creditors' rights generally. To the best knowledge of Clinitec and each Principal Shareholder, there is no pending or threatened bankruptcy, insolvency or similar proceeding with respect to any other party to such agreements, and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default thereunder by Clinitec or, to the best knowledge of Clinitec and each Principal Shareholder, any other party thereto.

     3.26 Software.

          (a) The NextGen software product documentation processing function has been designed and developed with reasonable diligence and skill. Further, each Principal Shareholder will use his best efforts to assist Clinitec in reviewing and incorporating any and all improved methods of generating documents with respect to the NextGen software products' document processing function.

          (b) The NextGen software product is based upon client/server architecture and is designed to be scaleable to support up to 500 appropriately configured and connected workstations performing typical functions. Further, for any period or periods of time following the Effective Time during which a Principal Shareholder is employed or retained as a consultant or contractor by QSI or Merger Sub, such Principal Shareholder will use his best efforts to assist Clinitec if performance problems arise with large scale implementations of the NextGen software product and to use their best efforts to assist Clinitec to resolve such problems on a timely basis.

          (c) Each Principal Shareholder will use his best efforts to assist Clinitec in identifying tools and procedures and developing appropriate NextGen software product functions which assist with the support and updating of a large network of NextGen users.

          (d) Each Principal Shareholder will assist QSI to design, and will use his best efforts to assist Clinitec to design and develop NextGen software product functions that assist with work-flow, including, without limitation, patient tracking and provider notification methodology, automated transcription lists, to-do lists, and message and document routing linked to patient charts.

     3.27 Tax Matters.

          (a) All Tax returns required to be filed by or on behalf of Clinitec have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Clinitec, and all returns filed are complete and accurate to the best knowledge of Clinitec and each Principal Shareholder. All Taxes shown on filed returns have been paid. There is no audit examination, deficiency, or refund litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Clinitec, except as reserved against in the Clinitec Financial Statements delivered prior to the date of this Agreement or as disclosed in Schedule 3.27(a) hereto. All Taxes and liabilities due with respect to completed and settled examinations or concluded litigation have been paid. Clinitec has never been audited by any local, state or federal taxing authority and has not received any notification from any such taxing authority regarding its intention to conduct such an audit.

          (b) Except as disclosed in Schedule 3.27(b) hereto, Clinitec has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the IRS or other applicable taxing authorities) that is currently in effect.

          (c) Adequate provision for any Taxes due or to become due for Clinitec for the period or periods through and including the date of the Clinitec Financial Statements has been made and is reflected in such Financial Statements.

          (d) Deferred Taxes of Clinitec have been provided for in accordance with GAAP.

          (e) Clinitec is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Clinitec.

          (f) To the best knowledge of Clinitec and each Clinitec Shareholder, Clinitec has never made an election under Section 341(f) of the Internal Revenue Code nor is Clinitec a United States real property holding corporation as defined in Section 897 of the Code.

     3.28 Finders' Fees. No investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of Clinitec or any Clinitec Shareholder who is entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement or referred to herein.

     3.29 Forecasts. The forecasts provided to QSI by Clinitec on February 13, 1996 and attached hereto as Schedule 3.29 represent reasonable projections for the 1996 calendar year operations of Clinitec, without giving effect to the Merger, and exclusive of revenues generated by sales to QSI and the QSI Contribution (as defined in Section 4.1 of the Employment Agreement, forms of which are attached hereto as Exhibit C).

     3.30 Burdensome Restrictions. No contract, lease, agreement, license or other instrument to which Clinitec is a party or by which Clinitec, its properties or assets is bound and, to the best knowledge of Clinitec and each Principal Shareholder, no provision of law or governmental regulation has a Material Adverse Effect on the business, assets, operations, prospects or financial or other condition of Clinitec, or insofar as Clinitec or any Principal Shareholder can reasonably foresee, is reasonably likely to have such an effect on Clinitec or Merger Sub as its successor.

     3.31 Statements True and Correct. No representation or warranty made herein by Clinitec or any Principal Shareholder, nor any statement, certificate or instrument to be furnished by Clinitec or any Principal Shareholder to QSI or Merger Sub pursuant to this Agreement, contains or will contain as of the Effective Time any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

     3.32 Information Regarding Clinitec. All information describing Clinitec and its business and operations which is contained in any written statement, or transmitted by Clinitec orally, (excluding any information provided by QSI to Clinitec specifically describing only QSI and its business and operations) used by Clinitec to solicit the consent of the shareholders of Clinitec to the Merger is complete and accurate and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements or information contained therein, in light of the circumstance under which they were made, not misleading.


                           ARTICLE IV
      REPRESENTATIONS AND WARRANTIES OF QSI AND MERGER SUB

          Each of QSI and Merger Sub hereby represents and warrants to Clinitec as of the date hereof and as of the Closing Date as follows:

     4.1 Organization and Good Standing. Each of QSI and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     4.2 QSI Capitalization. The authorized capital stock of QSI consists of 20,000,000 shares of QSI Stock, 5,653,491 of which are issued and outstanding.

     4.3 Authorization. All corporate action on the part of QSI and Merger Sub and each of its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance of all respective obligations of QSI and Merger Sub under, this Agreement has been taken or will be taken prior to the Closing Date. This Agreement when executed will constitute QSI's and Merger Sub's valid and legally binding obligations, enforceable in accordance with their respective terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies. QSI represents that QSI has full power and authority to enter into this Agreement. The execution, delivery and performance by QSI and Merger Sub of this Agreement will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to QSI or Merger Sub or any of their respective properties or assets or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien or encumbrance upon any of the properties or assets of QSI or Merger Sub under, the respective Articles of Incorporation or Bylaws of QSI and Merger Sub, or any material agreement to which either QSI or Merger Sub is a party or by which any of their respective properties or assets are bound.

     4.4 Status of Intellectual Property Rights of QSI. QSI has full title and ownership of, or is duly licensed under or otherwise authorized to use, all Intellectual Property Rights (excluding the Clinitec Intellectual Property Rights) necessary to enable it to carry on its business as now conducted or proposed to be conducted with Clinitec without any conflict with or infringement of the rights of others.

     4.5 Finder's Fees. No investment broker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of QSI who is entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement or referred to herein.

     4.6 Valid Issuance. All of the QSI Stock to be issued in exchange for shares of Clinitec Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be duly and validly issued and outstanding and fully paid and nonassessable under the GCL.

     4.7 SEC Filings. QSI has timely filed all necessary reports, forms, proxy statements, and other documents filed or required to be filed by QSI with the SEC (the "SEC Reports") pursuant to the requirements of the 1933 Act and 1934 Act during QSI's fiscal year ending March 31, 1996. The QSI SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, than on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements or information therein, in light of the circumstance under which they were made, not misleading.

     4.8 Statements True and Correct. No representation or warranty made herein by QSI or Merger Sub nor any statement, certificate or instrument to be furnished by QSI or Merger Sub to Clinitec or any Principal Shareholder pursuant to this Agreement, contains or will contain as of the Effective Time any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

     4.9 Information Regarding QSI and Merger Sub. All information describing QSI and Merger Sub and their business and operations which is contained in any written statement, provided to Clinitec for use by Clinitec (excluding any information specifically describing only Clinitec and its business and operations) to solicit the consent of its shareholders to the Merger is complete and accurate and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements or information contained therein, in light of the circumstance under which they were made, not misleading.


                            ARTICLE V
      COVENANTS OF CLINITEC AND THE PRINCIPAL SHAREHOLDERS

          Each of Clinitec and the Principal Shareholders agrees that:

     5.1 Conduct of Clinitec. From the date hereof until the later of the Effective Time or the Closing Date, Clinitec shall, and each Principal Shareholder shall use his best efforts to cause Clinitec to, in all respects conduct its business in the ordinary and usual course consistent with past practices and:
          (a) preserve intact Clinitec's business and its relationships with customers, suppliers, vendors, employees and others having business relations with it;

          (b) maintain and keep its properties and assets in as good repair and condition as is material to the conduct of Clinitec's business and operations;

          (c) continuously maintain insurance coverage substantially equivalent to the insurance coverage in existence on the date hereof.

          (d) In addition, without the written consent of QSI, Clinitec shall not:

               (i)  amend its articles or certificate of
     incorporation or bylaws, or charter documents;

               (ii) issue, sell or authorize for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split, dividend, recapitalization or other reclassification) or any subscriptions, options, warrants, convertible securities or other Clinitec Rights, or enter into any agreements or commitments of any character obligating it to issue or sell any such securities;

               (iii)     redeem, purchase or otherwise acquire,
     directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares;

               (iv) declare or pay any dividend or other distribution (whether in cash, stock or other property) with respect to its capital stock;

               (v) voluntarily sell, transfer, surrender, abandon or dispose of any of its assets or property rights (tangible or intangible) other than the sale of inventory in the ordinary course of business consistent with past practices;

               (vi) grant or make any mortgage or pledge or subject itself or any of its properties or assets to any Lien of any kind or nature, except Liens for taxes not currently due;

               (vii) voluntarily incur or assume any liability or indebtedness (contingent or otherwise), except for liability or indebtedness (individually or in the aggregate) less than $10,000 incurred in the ordinary course of business consistent with past practices;

               (viii)    make or commit to make any capital
     expenditures (contingent or otherwise), except for commitments (individually or in the aggregate) less than $10,000 made in the ordinary course of business consistent with past practices;

               (ix) grant any increase in the compensation payable or to become payable to directors, officers, consultants or employees;
               (x) change in any manner any accounting principles or methods other than changes which are consistent with GAAP;

               (xi) enter into any material commitment or transaction;

               (xii) take any action which could reasonably be expected to have a Material Adverse Effect on the business or operations of Clinitec;

               (xiii) apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any Affiliate of Clinitec;

               (xiv) agree, whether in writing or otherwise, to do any of the foregoing; and

               (xv) take any action at the Board of Directors or stockholder level to (in any way) amend, revise or otherwise affect the prior corporate approval and effectiveness of this Agreement or any of the agreements contemplated herein, other than as required to discharge its or their fiduciary duties.

     5.2 Access. At all times prior to the later of the Effective Time or the Closing Date, QSI's employees, attorneys, accountants, agents and other authorized and designated representatives will be allowed full access during regular business hours (and at such other times as the parties may reasonably agree) to the properties, books and records of Clinitec, including without limitation, deeds, title documents, leases, customer lists, insurance policies, minute books, share certificate books, share registers, accounts, tax returns, financial statements and all other data that, in the reasonable opinion of Clinitec or any Principal Shareholder, are required for QSI to make such investigation as it may desire of the properties and business of Clinitec. QSI shall also be allowed full access during regular business hours (and at such other times as the parties may reasonably agree) to consult with the officers, employees, accountants, counsel, consultants and agents of Clinitec in connection with such investigation of the properties and business of Clinitec. No investigation by QSI shall diminish or otherwise affect any of the representations, warranties, covenants or agreements of Clinitec and each Principal Shareholder under this Agreement.

     5.3 Acquisition Proposals. Neither Clinitec nor any Principal Shareholder shall permit any of Clinitec's directors, officers, employees, consultants or agents to, directly or indirectly:

          (a) solicit, initiate, encourage or participate in any negotiations or discussions with respect to any offer or proposal to acquire all or a substantial portion of the business, properties or capital stock of Clinitec, whether by merger, consolidation, share exchange, business combination, purchase of assets or otherwise, except for any discussions with QSI and its representatives; or

          (b) except as required by law, disclose to any person, other than QSI or its agents, any information not customarily disclosed concerning the business, assets, liabilities, properties and personnel of Clinitec, or, without QSI's prior written approval, afford to any person other than QSI and its agents access to the properties, books or records of Clinitec. If Clinitec receives any offer or proposal after the date hereof, written or otherwise, of the type referred to above, Clinitec shall promptly inform QSI of such offer or proposal and furnish QSI with a copy thereof if such offer or proposal is in writing.

     5.4 Compliance With Obligations. Prior to the later of the Effective Time or the Closing Date, Clinitec shall comply in all material respects with (i) all applicable federal, state, local and foreign laws, rules and regulations; (ii) all material agreements and obligations, including its respective articles or certificate of incorporation, bylaws and charter documents, by which it or its properties or its assets (real, personal or mixed, tangible or intangible) may be bound; and (iii) all decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to Clinitec and/or its respective properties or assets.

     5.5 Notices of Certain Events. Clinitec shall promptly notify QSI of:

          (a) any notice or other communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with the transactions contemplated by this Agreement;

          (b) any employment of any new employee or consultant hired or retained by Clinitec subsequent to March 31, 1996;

          (c) any termination of employment or retention by, or threat to terminate employment or retention received from any consultant or employee of Clinitec;

          (d) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

          (e) any actions, suits, claims, investigations or proceedings commenced or, to Clinitec's or any Principal Shareholder's best knowledge, threatened against, relating to or involving or otherwise affecting Clinitec which, if pending on the date of this Agreement, would have been required to have been disclosed to QSI hereunder or which relates to the consummation of the transactions contemplated by this Agreement;

          (f) any Material Adverse Change in the business or operations of Clinitec; and

          (g) any notice or other communication indicating a material deterioration in the relationship with any supplier, vendor, customer, consultant or employee of Clinitec and, if requested by QSI, Clinitec and each Principal Shareholder will exert its/his reasonable best efforts to restore the relationship.

     5.6 Confidentiality. Clinitec and each Principal Shareholder shall treat all information regarding (i) the existence and terms of this Agreement, (ii) QSI and Merger Sub and (iii) the Intellectual Property Rights of QSI or Merger Sub which Clinitec or any Principal Shareholder receives as confidential and will not, without the prior written consent of QSI, disclose any such information to any party other than to its officers, directors, employees, shareholders, counsel, financial advisors, financial institutions and accountants (collectively, the "Clinitec Persons") who have a reason to review such information in connection with the transactions contemplated hereby, or to the employees of Clinitec in connection with a general disclosure of the proposed Merger and its affect with respect to such employees; provided, however, that the obligation hereunder to maintain confidentiality does not apply to information which (a) is or becomes generally available to the public other than as a result of a disclosure by Clinitec, a Principal Shareholder or a Clinitec Person, (b) was available to Clinitec, the Principal Shareholder or the Clinitec Persons on a non-confidential basis prior to its disclosure by QSI, (c) becomes available to Clinitec, the Principal Shareholder or the Clinitec Persons from a person other than QSI who is not otherwise known by Clinitec, the Principal Shareholder or any of the Clinitec Persons to be bound by a confidentiality agreement, or (d) is required to be disclosed pursuant to any law, rule or regulation or pursuant to any order or decree of any appropriate court or governmental agency. Clinitec and each Principal Shareholder shall cause any Clinitec Person receiving information described in items (i)-(iii) above to execute an agreement to be bound by the same confidentiality and disclosure provisions applicable to Clinitec and each Principal Shareholder pursuant to this Section 5.6. This confidentiality obligation, insofar as it relates to information in the possession of or obtained by Clinitec, any Principal Shareholder or any Clinitec Person related to Intellectual Property Rights or business of QSI or Merger Sub shall survive the later of the Effective Time or the Closing Date or any termination of this Agreement indefinitely.

     5.7 Shareholders' Consent. Notwithstanding the Principal Shareholders' execution hereof, Clinitec and each Principal Shareholder shall use its/his/her best efforts to obtain the unanimous approval of the Clinitec Shareholders to the Merger. The Board of Directors of Clinitec shall recommend the approval of the Merger by the Clinitec Shareholders. In the event the Clinitec Shareholders' approval is not unanimous, Clinitec shall give notice to the nonconsenting shareholders of the action taken by the consenting shareholders as may be required by applicable law.

     5.8 Cooperation of Principal Shareholders. For any period or periods of time following the Effective Time during which any Principal Shareholder is employed or retained as a consultant or contractor by QSI or Merger Sub, each such Principal Shareholder will cooperate with QSI and use his best efforts as requested by QSI or Merger Sub to assist QSI with improving the NextGen software product and implementations of the product, including without limitation, (i) reviewing and incorporating any and all improved methods of generating documents with respect to the NextGen software product's document processing function, (ii) identifying and developing tools and procedures for improving the use of the product by NextGen users, (iii) resolving any and all problems which may arise with respect to large scale implementations of the NextGen software product, and (iv) designing and developing NextGen software product functions that assist with work-flow including, without limitation, patient tracking and provider notification methodology, automated transcription lists, to-do lists, and message and document routing linked to patient charts.

     5.9 Obligations of Clinitec and the Principal Shareholders. Clinitec and each Principal Shareholder will take all action reasonably necessary to cause Clinitec and each Principal Shareholder to perform its/his/her obligations under this Agreement and all related agreements and to consummate the Merger and other transactions contemplated hereby on the terms and conditions set forth in this Agreement.


                           ARTICLE VI
                 COVENANTS OF QSI AND MERGER SUB

          QSI and Merger Sub agree that:

     6.1 Confidentiality. Prior to the Effective Time, QSI shall treat all information regarding (i) the existence and terms of this Agreement and (ii) Clinitec which it receives as confidential and will not, without the prior written consent of Clinitec, disclose any such information to any party other than to the officers, directors, employees, stockholders, counsel, financial advisors and accountants of QSI (collectively, the "QSI Persons") who have a reason to review such information in connection with the transactions contemplated hereby; provided, however, that the obligation hereunder to maintain confidentiality does not apply to information which (a) is or becomes generally available to the public other than as a result of a disclosure by QSI or the QSI Persons, (b) was available to QSI or the QSI Persons on a non-confidential basis prior to its disclosure by Clinitec, (c) becomes available to QSI or the QSI Persons from a person other than Clinitec who is not otherwise known by QSI or any of the QSI Persons to be bound by a confidentiality agreement, or (d) is required to be disclosed pursuant to any law, rule or regulation or pursuant to any order or decree of any appropriate court or governmental agency. The parties acknowledge that the terms of this Agreement and information regarding Clinitec may be disclosed, to the extent such information is reasonably required to be disclosed, (i) in any filing by QSI with the Securities and Exchange Commission (the "SEC") or other governmental authorities;
(ii) to underwriters, analysts, potential investors; or (iii) to other third parties in furtherance of the transactions contemplated by this Agreement.

     6.2 Obligations of QSI and Merger Sub. QSI and Merger Sub will take all action reasonably necessary to perform their respective obligations under this Agreement and all related agreements and to consummate the Merger and all other transactions contemplated hereby on the terms and conditions set forth in this Agreement. Merger Sub will not issue any shares of its capital stock, any securities convertible into or exchangeable for its capital stock, or any option, warrant or other right to acquire its capital stock to any person or entity other than QSI.

     6.3 Obligations of Merger Sub. From and after the Effective Time, Merger Sub, as the surviving corporation, will assume all obligations of Clinitec as provided under California Law and Pennsylvania Law (as applicable).
     6.4 Nasdaq/National Market Notification. QSI shall timely file any required notification with the Nasdaq National Market regarding the QSI Stock to be issued pursuant to the Merger.

     6.5 Current Public Information. QSI agrees to use its best efforts to file with the SEC in a timely manner all SEC Reports required of QSI under the 1934 Act.


                          ARTICLE VII
                  COVENANTS OF EACH PARTY HERETO

     QSI, Merger Sub, each Principal Shareholder and Clinitec agree that:

     7.1 Advise of Change. QSI, Merger Sub, each Principal Shareholder and Clinitec will promptly advise the other parties in writing of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of such party contained in this Agreement, if made on or as of the date of such event or the later of the Closing or the Effective Time, untrue, inaccurate or misleading in any material respect (other than an event so affecting a representation or warranty which is expressly limited to a state of facts existing at a time prior to the occurrence of such event).

     7.2 Regulatory Approvals. Prior to the Effective Time, QSI, Merger Sub, Clinitec and each Principal Shareholder (as reasonably required) shall execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state or local which may be reasonably required, or that one of the parties may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. QSI, Merger Sub, Clinitec and each Principal Shareholder shall use their reasonable efforts to obtain all such authorizations, approvals and consents prior to the Closing Date. In addition to the foregoing, the parties hereto agree that following the date hereof they shall confer regarding the status of any pending "blue sky" matters and, to the extent that it is determined any such matter requires any further action, to take such further action.

     7.3 Necessary Consents. Prior to the Closing Date, QSI, Merger Sub, Clinitec and each Principal Shareholder will use their reasonable best efforts to obtain such written consents and take such other actions as may be necessary or appropriate to allow the consummation of the transactions contemplated hereby and to allow the Merger Sub to carry on the business of Clinitec after the Effective Time.

     7.4 Certain Filings. The parties hereto shall cooperate with one another:

          (a) in connection with the preparation and/or filing of any documents with any federal, state or local body, agency or authority in connection with the consummation of the transactions contemplated herein;
          (b) in determining whether any action by or in respect of, or filing with, any governmental body, agency or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement; and

          (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking in a timely manner any such actions, consents, approvals or waivers.

     7.5 Public Announcements. The parties hereto will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law, will not issue any such press release or make any such public statement prior to such consultation, although the foregoing shall not apply to any disclosure by QSI to investors or in connection with any filing with the SEC.

     7.6 Satisfaction of Conditions Precedent. QSI, Merger Sub, Clinitec and each Principal Shareholder will use its reasonable best efforts to satisfy or cause to be satisfied all of the conditions precedent that are set forth in Article VIII, as applicable to each of them, and to cause the transactions contemplated by this Agreement to be consummated within the time frames contemplated herein.


                          ARTICLE VIII
                    CONDITIONS TO THE MERGER

     8.1  Conditions to Obligations of Each Party to Effect the
Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction of the following condition:

          (a) No Injunctions or Restraints; Illegality. No provision of any applicable law or regulation and no judgment, injunction, order or decree preventing the consummation of the Merger shall be in effect; and

          (b) Board Approval. The Merger and the transactions contemplated by this Agreement shall have been approved by the respective Boards of Directors of Clinitec, QSI and Merger Sub.

     8.2 Additional Conditions to Obligations of QSI and Merger Sub. The obligations of QSI and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following further conditions (any or all of which may be waived by QSI in writing):

          (a) Agreements and Covenants. Clinitec shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

          (b) Representations and Warranties. The representations and warranties made by Clinitec contained in this Agreement shall be true and correct on and as of the Closing Date.

          (c) Third Party Consents. QSI shall have been furnished with evidence satisfactory to it that Clinitec has obtained the consents, approvals and waivers set forth in Schedules 3.5 and 3.6 hereto;

          (d)  Employment Agreements and Consulting Agreement.
Each of Patrick Cline and Bryan Rosenberger shall have delivered to QSI an executed Employment Agreement and Nazir Memon shall have delivered to QSI an executed Consulting Agreement, each such agreement to be substantially in the form of Exhibit "C" hereto, which shall be in full force and effect;

          (e) Non-Competition and Non-Disclosure Agreements. Each of Patrick Cline, Bryan Rosenberger and Nazir Memon shall have delivered to QSI an executed Non-Competition and Non-Disclosure Agreement substantially in the form of Exhibit "D" hereto, which shall be in full force and effect;

          (f) Lock-Up Agreements. Each Clinitec Shareholder shall have executed and delivered to QSI a Lock-Up Agreement substantially in the form of Exhibit "B" hereto, which shall be in full force and effect, restricting the resale of the Equity
Consideration delivered hereunder for a period of two years following the later of the Closing Date or the Effective Time.

          (g) Due Diligence. QSI and its attorneys, accountants, advisors and agents shall have completed to QSI's satisfaction, in its sole discretion, its due diligence review of Clinitec;

          (h) Shareholder Approval. The Merger and the transactions contemplated by this Agreement shall have been approved by the requisite number of Clinitec shareholders;

          (i) Documentation. Each of QSI and Merger Sub shall have received all documents they may reasonably request relating to the existence of Clinitec and the authority of Clinitec for this Agreement, all in form and substance reasonably satisfactory to QSI and Merger Sub;

          (j) Officers' Certificate of Clinitec. Clinitec shall have delivered to QSI a certificate executed by each of the Principal Shareholders in their capacity as officers of the Company, dated the Closing Date, certifying (i) that the conditions specified in Sections 8.1(a) and (b) have been fulfilled; (ii) and that, except as set forth in or on the Clinitec Schedules or changes permitted or required by this Agreement, the representations and warranties of Clinitec and each Principal Shareholder contained in Article III shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as if they had been made on the Closing Date except to the extent such representations and warranties specifically relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date); and (iii) that there has been no Material Adverse Change in the business, properties, financial condition or operations of Clinitec since December 31, 1995. The provision of a supplemental disclosure schedule shall not serve to release any party from a breach of its representations and warranties hereunder;

          (k) Opinion of Counsel to Clinitec. QSI shall have received an opinion dated the Closing Date from Buchanan Ingersoll, counsel to Clinitec, in form satisfactory to QSI and its legal counsel;

          (l) Secretary's Certificate of Clinitec. QSI shall have received a certificate of the Secretary of Clinitec certifying (i) that attached thereto are true and complete copies of the articles or certificate of incorporation and bylaws and charter documents of Clinitec as in effect at the Closing; (ii) that attached thereto are true and complete copies of the resolutions of the Board of Directors of Clinitec authorizing the execution, delivery and performance of this Agreement and any other documents, instruments and certificates required to be executed by it in connection herewith and approving the consummation of the Merger in the manner contemplated hereby; (iii) that attached thereto is a true and complete copy of the written consent of the Clinitec Shareholders or minutes of a meeting of the Clinitec Shareholders reflecting the adoption of resolutions authorizing the consummation of the Merger upon the terms set forth in this Agreement; (iv) the names and true signatures of the officers of Clinitec signing this Agreement and all other documents to be delivered in connection with the Merger; and (v) such other matters as QSI may reasonably request, including the incumbency of the officers of Clinitec.

          (m) Investment Letter. Each shareholder of Clinitec shall have completed and delivered to QSI an Investment Letter substantially in the form attached hereto as Exhibit "F", and shall have responded to inquiries, if any, from counsel to QSI with respect to the completeness and accuracy of the information contained in such Investment Letter.

          (n) Dissenting Shares. Dissenters' Shares held by Clinitec Shareholders from whom demand has been received indicating that they intend to seek appraisal rights in accordance with the LCP, shall not exceed five percent (5%) of the outstanding shares of Clinitec Common Stock.

     8.3 Additional Conditions to Obligations of Clinitec. The obligations of Clinitec to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction of the following further conditions (any or all of which may be waived by Clinitec in writing):

          (a) Agreements and Covenants. QSI and Merger Sub shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

          (b) Representations and Warranties. The representations and warranties of QSI and Merger Sub contained in this Agreement shall be true and correct on and as of the Closing Date;

          (c) Board Seat. The authorized number of directors of QSI shall have been increased by one position and, effective as of the later of the Closing Date or the Effective Time, Patrick Cline shall have been nominated to fill such vacant position;

          (d) Documentation. Clinitec shall have received all documents it may reasonably request relating to the existence of QSI and Merger Sub and the authority of QSI and Merger Sub for this Agreement, all in form and substance reasonably satisfactory to Clinitec;

          (e) Officers' Certificate of QSI. QSI shall have delivered to Clinitec a certificate executed by duly authorized officers, dated the Closing Date, certifying that (i) the conditions specified in Sections 8.3(a) and (b) have been fulfilled; (ii) and that, except as set forth on supplemental disclosure schedules or changes permitted or required by this Agreement, the representations and warranties of QSI and Merger Sub contained in Article IV shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as if they had been made on the Closing Date, except to the extent such representations and warranties specifically relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date); and (iii) there has been no Material Adverse Change in the business, properties, financial condition or operations of QSI and its subsidiaries, taken as a whole, since December 31, 1995. The provision of a supplemental disclosure schedule shall not serve to release any party from a breach of its representations and warranties hereunder;

          (f) Opinion of Counsel to QSI and Merger Sub. Clinitec shall have received an opinion dated the Effective Date from Brobeck, Phleger & Harrison LLP, legal counsel to QSI and Merger Sub, in form satisfactory to Clinitec and its legal counsel;

          (g) Secretary's Certificate of QSI. Clinitec shall have received a certificate of the Secretary of QSI certifying (i) that attached thereto are true and complete copies of the articles of incorporation and bylaws of QSI; (ii) that attached thereto are true and complete copies of the resolutions of the Board of Directors of QSI authorizing the execution, delivery and performance of this Agreement and any other documents, instruments and certificates required to be executed by it in connection herewith and approving the consummation of the Merger in the manner contemplated hereby; (iii) the names and true signatures of the officers of QSI signing this Agreement and all other documents to be delivered in connection with the Merger; and (iv) such other matters as Clinitec may reasonably request;

          (h) Secretary's Certificate of Merger Sub. Clinitec shall have received a certificate of the Secretary of Merger Sub certifying (i) that attached thereto are true and complete copies of the articles of incorporation and bylaws of Merger Sub; (ii) that attached thereto are true and complete copies of the resolutions of the Board of Directors of Merger Sub authorizing the execution, delivery and performance of this Agreement and any other documents, instruments and certificates required, to be executed by it in connection herewith and approving the consummation of the Merger in the manner contemplated hereby; (iii) that attached thereto is a true and complete copy of the written consent of the sole shareholder of Merger Sub authorizing the consummation of the Merger upon the terms set forth in this Agreement; (iv) the names and true signatures of the officers of Merger Sub signing this Agreement and all other documents to be delivered in connection with the Merger; and (v) such other matters as Clinitec may reasonably request.


                           ARTICLE IX
                         INDEMNIFICATION

     9.1 Indemnification by Clinitec and Each Principal Shareholder. Clinitec and the Principal Shareholders, and each of them (each an "Indemnifying Party"), shall indemnify and hold harmless QSI, Merger Sub and any of their affiliates, and their respective officers, directors, employees, agents, successors and assigns (the "Indemnified Party") in respect of any and all claims, actions, suits or other proceedings and any and all losses, costs, expenses, liabilities, fines, penalties, interest, obligations and damages, whether or not arising out of any claim, action, suit or other proceeding (and including reasonable counsel and accountants' fees and expenses and all other reasonable costs and expenses of investigation, defense or settlement of claims and amounts paid in settlement) incurred by, imposed on or borne by any Indemnified Party (collectively the "Indemnification Damages") resulting from:

          (a) the breach or the failure of performance by Clinitec or any Principal Shareholder of any of the covenants that they are to perform hereunder;

          (b)  the breach or inaccuracy of any of the
representations or warranties made by Clinitec or any Principal Shareholder in this Agreement or any other document or agreement delivered by Clinitec or any of the Principal Shareholders pursuant to or in connection with the transactions contemplated herein;

          (c) any losses related to infringements of Intellectual Property Rights of others by the Indemnified Party including, but not limited to, patent infringement and copyright infringement; provided, however, that an Indemnifying Party shall not be liable for any such losses caused directly by any action or inaction of such Indemnified Party; and

          (d) any acts or omissions, prior to the Closing Date, of Clinitec, any Principal Shareholder or any current or former officer, director, employee or agent of Clinitec.

     The parties have agreed that Clinitec and the Principal Shareholders, and each of them, shall be responsible for such breach or inaccuracy described in subsection (a), (b), (c) and/or
(d) above and the Indemnification Damages resulting therefrom regardless of whether any party hereto knew or should have known of such breach or inaccuracy or the facts surrounding such breach, except to the extent there is a qualifier regarding Clinitec's or a Principal Shareholder's best knowledge or belief in a representation or warranty made in this Agreement. Notwithstanding the preceding, a Principal Shareholder shall not be required to pay Indemnification Damages which result from the intentional acts or fraud of one or more other Principal Shareholders.

     9.2 Indemnification by QSI and Merger Sub. QSI and Merger Sub, and each of them (each an "Indemnifying Party"), shall indemnify and hold harmless Clinitec and any of their affiliates, and their respective officers, directors, employees, agents, successors and assigns (the "Indemnified Party") in respect of any and all claims, actions, suits or other proceedings and any and all losses, costs, expenses, liabilities, fines, penalties, interest, obligations and damages, whether or not arising out of any claim, action, suit or other proceeding (and including reasonable counsel and accountants' fees and expenses and all other reasonable costs and expenses of investigation, defense or settlement of claims and amounts paid in settlement) incurred by, imposed on or borne by any Indemnified Party (collectively the "Indemnification Damages") resulting from:

          (a) the breach or the failure of performance by QSI and Merger Sub of any of the covenants that they are to perform hereunder; and

          (b)  the breach or inaccuracy of any of the
representations or warranties made by QSI and Merger Sub in this Agreement or any other document or agreement delivered by QSI and Merger Sub pursuant to or in connection with the transactions contemplated herein.

     The parties have agreed that QSI and Merger Sub, and each of them, shall be responsible for such breach or inaccuracy described in subsection (a) and/or (b) above and the Indemnification Damages resulting therefrom regardless of whether any party hereto knew or should have known of such breach or inaccuracy or the facts surrounding such breach, except to the extent there is a qualifier regarding QSI and Merger Sub's best knowledge or belief in a representation or warranty made in this Agreement.

     9.3  Claims for Indemnification.

          (a) If any lawsuit or similar action (an "Action") is filed against a party entitled to the benefit of indemnity hereunder, written notice thereof (the "Notice of Action") shall be given by the Indemnified Party to the Indemnifying Party within ninety (90) days after the filing of the Action. The Notice of Action shall indicate the applicable sections in this Agreement under which the claim for indemnity arises.

          (b) If at any time or from time to time, the Indemnified Party believes in good faith that it is entitled to indemnification from the Indemnifying Party (other than in connection with an Action), the Indemnified Party shall deliver to the Indemnifying Party a notice (a "Claim Notice") setting forth an estimate of the amount claimed in respect thereof (the "Claim"), and the applicable Sections of this Agreement under which the claim for indemnity arises. Such Claim Notice shall be delivered within twelve (12) months following the date such party first actually learned of the claim.

          (c) Within thirty (30) days after the date of the Notice of Action or the Claim Notice, the Indemnifying Party agrees to deliver to the other party a notice (the "Contest Notice") stating whether or not it agrees to be responsible for such Action or Claim.

          (d) Any and all claims for indemnification asserted in writing in accordance with the procedures specified in this Section
9.3 before the expiration of the applicable survival periods specified in Section 11.1 of this Agreement shall survive until resolved.

          (e) With respect to an undisputed claim made in accordance with the procedures specified in this Section 9.3, an Indemnifying Party shall promptly (and in any case within thirty
(30) days after the date or dates that Indemnification Damages are ascertainable) pay such Indemnification Damages under each such claim as they are incurred.

          (f) With respect to a disputed claim made in accordance with the procedures specified in this Section 9.3, the Indemnifying Party shall be obligated to reimburse or indemnify the Indemnified Party at such time as a binding arbitration award or judgment has been entered (a "Resolution"). If such judgment or arbitration award is entered in favor of an Indemnified Party, the Indemnifying Party shall promptly (and in any case within thirty (30) days of such Resolution) pay such Indemnification Damages under each such claim plus the legal rate of interest accruing from the date of the Claim Notice or Notice of Action.

     9.4  Resolution of Conflicts; Arbitration; Limitation on
Damages.

          (a) In case an Indemnifying Party shall object in writing to any claim or claims, the Indemnified Party and the Indemnifying Party shall attempt in good faith for fifteen (15) days to agree upon the rights of the respective parties with respect to each of such claims.

          (b) If no agreement can be reached after good faith negotiation during such fifteen (15)-day period, either the Indemnified Party or the Indemnifying Party may, by written notice to the other party, demand submission of the matter to arbitration or to some other mutually-agreeable form of alternative dispute resolution (together or in the alternative, "ADR"). Unless the parties mutually agree in writing to some alternative form of ADR, arbitration of the matter shall be conducted in accordance with the commercial rules then in effect of the American Arbitration Association by three arbitrators which shall be selected in accordance with the rules and regulations of the American Arbitration Association. The prevailing parties in such arbitration shall be entitled to recover from the other parties all incurred costs and expenses incurred by each such prevailing parties (including reasonable attorneys fees) in connection with such arbitration.
          (c) Notwithstanding anything contained in this Agreement to the contrary, (i) no Principal Shareholder shall have any obligation hereunder to provide indemnification once such party has paid in Indemnification Damages a dollar amount equal to the dollar amount of Consideration received by such principal Shareholder pursuant to the Merger (for purposed of determining the dollar amount of Equity Consideration pursuant to this subparagraph (c), the equity consideration shall be valued at $22.25 per share of QSI Stock), and (ii) neither QSI nor Merger Sub shall have any obligation to provide indemnification once such parties (collectively) have paid an aggregate total of $8,750,000 in Indemnification Damages.


                            ARTICLE X
                           TERMINATION

     10.1 Grounds for Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the
Closing:

          (a)  by mutual written agreement of Clinitec and QSI;

          (b)  by QSI if:

               (i)  there has been a material breach of any
     representation, warranty, covenant or agreement contained in this Agreement on the part of Clinitec or a Principal Shareholder and such breach has not been cured within five (5) business days after written notice to Clinitec or a Principal Shareholder (provided, that no cure period shall be required for a breach which by its nature cannot be cured);

               (ii) the Board of Directors of Clinitec amends, withholds or withdraws recommendation of the Merger (provided QSI or Merger Sub is not in material breach of the terms of this Agreement);

               (iii)     if the Clinitec Shareholders do not
     approve the Merger and this Agreement;

          (c)  by Clinitec if:

               (i)  there has been a material breach of any
     representation, warranty, covenants or agreement contained in this Agreement on the part of QSI or Merger Sub and such breach has not been cured within five (5) days after written notice to QSI (provided, that Clinitec is not in material breach of the terms of this Agreement; and provided further, that no cure period shall be required for a breach which by its nature cannot be cured); or

          (d)  by any party hereto if:
               (i) there shall be a final, non-appealable order of a federal or state court in effect preventing the consummation of the Merger;

               (ii) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any local, state or federal governmental authority which would make consummation of the Merger illegal or which would prohibit QSI's ownership or operation of all or a material portion of the business of Clinitec, or compel QSI to dispose of or hold separate all or a material portion of the business or assets of Merger Sub or QSI as a result of the Merger;

               (iii)     if the Merger shall not have been
     consummated by May 17, 1996, provided, that the right to terminate this Agreement under this Section 10.1 shall not be available to any party whose willful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in the failure of the Merger to have been consummated on or before the earlier of such dates.

          The party desiring to terminate this Agreement shall give notice of such termination to the other party.

     10.2 Effect of Termination. If this Agreement is terminated as permitted by Section 10.1, termination shall be without liability of either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided that if such termination shall result from the willful failure of either party to fulfill a condition to the performance of the obligations of the other party, failure to perform a covenant of this Agreement or breach by either party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all Indemnification Damages incurred or suffered by the other party as a result of such failure or breach as provided in Article IX herein. The provisions of Article IX, Sections 5.6, 6.1 and 11.1 shall survive any termination hereof pursuant to Section 10.1.


                           ARTICLE XI
                          MISCELLANEOUS

     11.1 Survival. All representations and warranties made by any party herein or in any instrument or document furnished in connection herewith shall expire on the earlier of (a) with respect to a Principal Shareholder, one year subsequent to the termination by Merger Sub of such Principal Shareholder's employment with Merger Sub without cause, or (b) on the third anniversary of the Closing Date. Notwithstanding the preceding, the representations and warranties of Clinitec and each Principal Shareholder pursuant to Sections 3.8, 3.18, 3.27 and 3.32 shall survive until expiration of the respective statute of limitations with respect to such matters.

     11.2 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

     if to QSI, to:

          Quality Systems, Inc.
          17822 East 17th Street
          Suite 210
          Tustin, California  92680
          Attention:  Sheldon Razin, Chief Executive Officer
          Fax:  (714) 731-9494

     with a copy to:

          Brobeck, Phleger & Harrison LLP
          4675 MacArthur Court, Suite 1000
          Newport Beach, CA 92660
          Attention:     Bruce R. Hallett, Esq.
                    Richard J. Babcock, Esq.
          Fax:  (714) 752-7522

     if to Clinitec, to:

          Clinitec International, Inc.
          Cedar Creek Corporate Center
          195A Witmer Road
          Horsham, PA 19044
          Attention:     Patrick Cline
          Fax:  (215) 957-5493

     with a copy to:

          Buchanan Ingersoll
          500 College Road East
          Princeton Forrestal Center
          Princeton, NJ 08540-6615
          Attention:  William J. Thomas, Esq.
          Fax:  (609) 520-0360

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

     11.3 Amendments and Waivers.

          (a) Any provision of this Agreement may be amended or waived prior to the Closing Date if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     11.4 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     11.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of each other party hereto.

     11.6 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of California, without regard to the conflicts of law rules of such state.

     11.7 Jurisdiction. Except as otherwise expressly provided in this Agreement, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Central District of California or any other California State court sitting in Orange County, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

     11.8 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE
TRANSACTIONS CONTEMPLATED HEREBY.

     11.9 Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     11.10 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto.

     11.11 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     11.12 No Release for Fraud. Notwithstanding anything herein to the contrary, nothing contained in this Agreement shall relieve any Person of any liability or limit any liability that he, she or it may have in the case of fraud in connection with the transactions contemplated by this Agreement.

     11.13 Severability. If any provision of this Agreement, or the application thereof, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall continue in full force and effect and in no way be affected, impaired or invalidated.

     11.14 Construction of Agreement. A reference to an Article, Section, Schedule or Exhibit shall mean an Article of, a
Section in, or a Schedule or Exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes," and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

     11.15 Mutual Drafting. This Agreement is the joint product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties, and shall not be construed for or against any party hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                         "QSI"

                              Quality Systems, Inc.


                              By:   s/ Sheldon Razin
                                   Title:  President


                         "MERGER SUB"

                              CII Acquisition Corporation


                              By:   s/ Sheldon Razin
                                   Title: President


                         "CLINITEC"

                              Clinitec International, Inc.


                              By:   s/ Patrick Cline
                                   Title: President


                         "PRINCIPAL SHAREHOLDERS"


                               s/ Patrick Cline
                              PATRICK CLINE


                               s/ Bryan Rosenberger
                              BRYAN ROSENBERGER


                               s/ Nazir Memon
                              NAZIR MEMON



                              Exhibit A

                        AGREEMENT OF MERGER

                                 OF

                     CII ACQUISITION CORPORATION

                                AND

                    CLINITEC INTERNATIONAL, INC.

                               AND

                       QUALITY SYSTEMS, INC.


          This AGREEMENT OF MERGER is entered into as of May 16, 1996 by CII Acquisition Corporation, a California corporation ("CII") and wholly-owned subsidiary of Quality Systems, Inc., a California corporation ("QSI") and Clinitec International, Inc., a Pennsylvania corporation ("Clinitec") as approved by the Board of Directors of each of said corporations and by the shareholders of CII and Clinitec:

          (a) Clinitec which is a corporation incorporated in the State of Pennsylvania and which is sometimes hereinafter referred to as the "disappearing corporation," shall be merged (the "Merger") with and into CII, which is a corporation incorporated in the State of California, and which is sometimes hereinafter referred to as the "surviving corporation."

          (b) The existence of the disappearing corporation shall cease upon the Effective Time of the Merger (as defined below) in accordance with the provisions of the Business Corporation Law of the State of Pennsylvania. The "Effective Time" of the Merger shall mean the time that this Merger Agreement is accepted for filing with the Secretary of State of the State of California.

          (c) At the Effective Time of the Merger, the name of the surviving corporation shall be changed to "Clinitec
International, Inc." pursuant to the provisions of the General
Corporation Law of the State of California.

          (d) The Articles of Incorporation of CII immediately prior to the Effective Time of the Merger shall be the Articles of Incorporation of the surviving corporation and shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the General Corporation Law of the State of California.

          (e) The Bylaws of CII immediately prior to the Effective Time of the Merger shall be the Bylaws of the surviving corporation and shall continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the General Corporation Law of the State of California.

          (f) Immediately prior to the Effective Time of the Merger, the authorized capital stock of Clinitec consisted of the following: (a) a total of 1,000,000 authorized shares of preferred stock, no par value (the "Clinitec Preferred Stock"), consisting of 1,000,000 shares designated as "Series A Convertible Preferred Stock," of which 359,382 shares were issued and outstanding and all of which are held by QSI, and (b) a total of 3,000,000 authorized shares of common stock, no par value ("Clinitec Common Stock"), of which 1,078,250 shares were issued and outstanding. In connection with the Merger, QSI will issue 309,856 shares of QSI common stock ("QSI Common Stock"), $0.01 par value, and will pay $4,895,700 to the shareholders of Clinitec on a collective basis (the "Merger Consideration"), subject to certain exceptions. At the Effective Time (i) each issued and outstanding share of Clinitec Common Stock shall be converted into the right to receive that fraction of the Merger Consideration equal to one divided by the total number of shares of Clinitec Common Stock issued and outstanding at the Effective Time; (ii) each share of treasury stock and each arrangement, call, commitment, agreement, option, right to subscribe to, script, understanding, warrant, or other binding obligation of any character whatsoever relating to or securities or rights convertible into or exchangeable for, shares of the capital stock of Clinitec, or by which Clinitec is or may be bound to issue additional shares of its capital stock or other rights shall be automatically cancelled without consideration; and (iii) each share of Clinitec Preferred Stock shall be automatically cancelled.

          (g) Following the Effective Time of the Merger, each holder of a share of Clinitec Common Stock that has been converted into a right to receive the Merger Consideration, upon surrender of a certificate or certificates representing such Clinitec Stock, together with a properly completed letter of transmittal covering such Clinitec Common Stock, will be entitled to receive the Merger Consideration payable in respect of such Clinitec Common Stock. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes, only the right to receive such Consideration. Each Clinitec shareholder shall receive a pro rata share of the Merger Consideration in proportion to their respective equity interest in Clinitec. No fraction of a share of QSI Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of Clinitec Common Stock who would otherwise be entitled to a fraction of a share of QSI Common Stock (after aggregating all fractional shares of QSI Common Stock to be received by such holder) shall receive from QSI an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) $22.25.

          (h) The directors and officers in office of Clinitec immediately prior to the effective time of the merger shall continue to be the members of the Board of Directors and the officers of the surviving corporation, all of whom shall hold their directorships and offices until the election, choice, and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Bylaws of the surviving corporation.

          (i) The Agreement of Merger herein entered into and approved shall be submitted to the shareholders entitled to vote thereon of the disappearing corporation and of CII for their approval or rejection in the manner prescribed by the provisions of the General Corporation Law of the State of California.

          (j) The disappearing corporation shall, from time to time, as and when requested by the surviving corporation, execute and deliver all such documents and instruments and take all such action necessary to evidence or carry out the merger.

          (k) This Agreement of Merger is intended as a plan of reorganization within the meaning of Section 368 of the Internal
Revenue Code of 1986, as amended.

          (l) The effect of the Merger and the Effective Time of the Merger are as prescribed by the General Corporation Law of the State of California.

Date:          May 30, 1996

          IN WITNESS WHEREOF, the parties have executed this Agreement of Merger.


                              CLINITEC INTERNATIONAL, INC.

                              By:  s/ Patrick Cline

                                   Its: President

                              By:

                                   Its:

                              CII ACQUISITION CORPORATION


                              By:  s/ Sheldon Razin

                                   Its: Chairman and Chief
                                        Executive Officer


                              By:  s/ Robert G. McGraw

                                   Its: Chief Financial Officer


                              QUALITY SYSTEMS, INC.


                              By:  s/ Sheldon Razin

                                   Its: President and Chief
                                        Executive Officer


                              By:  s/ Robert G. McGraw

                                   Its: Chief Financial Officer





                            Exhibit B



                         ________, 1996





Quality Systems, Inc.
17822 E. Seventeenth Street, Suite 210
Tustin, California  92680

          Re:  Lock-Up Agreement

Ladies and Gentlemen:

          The undersigned understands that Quality Systems, Inc., a California corporation ("QSI"), CII Acquisition Corporation, a California corporation and wholly-owned subsidiary of QSI ("Merger Sub"), Clinitec International, Inc., a Pennsylvania corporation ("Clinitec") and certain principal shareholders of Clinitec have entered into an Agreement and Plan of Merger (the "Agreement") pursuant to which Clinitec will be merged (the "Merger") with and into Merger Sub and the outstanding capital stock of Clinitec will be converted into cash and shares of QSI Stock (as defined in the Agreement) (the "QSI Shares").

          In consideration of the foregoing, and in order to induce QSI and Merger Sub to enter into the Agreement and the Merger, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby irrevocably agrees that it will not, directly or indirectly, sell, offer, contract for sale, make any short sale, pledge or otherwise transfer or dispose of any of the QSI Shares received by the undersigned pursuant to the Merger without the prior written consent of QSI (which consent may be unreasonably withheld in QSI's absolute and sole discretion) during the two year period (the "Lock-Up Period") commencing on the latter to occur of the Closing Date or the Effective Date (as such terms are defined in the Agreement).

          Notwithstanding the foregoing, this Lock-Up Agreement does not prohibit a one-time transfer or bequest of the QSI Shares to immediate family members or a trust established for their benefit, provided that any such transferee executes an agreement subjecting all such QSI Shares to this Lock-Up Agreement for the balance of the Lock-Up Period. For purposes of the foregoing, "immediate family" shall mean spouse, lineal descendants, father, mother or sibling of the undersigned. The undersigned will be solely responsible for and pay all costs and expenses associated with any transfer permitted above, including reasonable costs, expenses and attorneys fees incurred by QSI as a result of such transfer.

          The undersigned understands that QSI, Merger Sub and Clinitec will rely upon the representations set forth in this Lock-Up Agreement in proceeding with the Merger. The undersigned understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.


                                   Very truly yours,



                                   By:



                                   Printed name of person/entity


                                   Title, if applicable


                                   Additional signature(s), if
                                   stock jointly held


Consented To And
Acknowledged By:
             Signature of spouse (if any)


             Printed name of spouse

                            Exhibit C


                      CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT (the "Agreement") is entered into effective as of May ___, 1996, by and between CII Acquisition Corporation, a California corporation ("Merger Sub") and Nazir Memon (the "Consultant"), with reference to the following facts:

                            Recitals

          A. Quality Systems, Inc., a California corporation ("QSI"), Merger Sub, Clinitec International, Inc., a Pennsylvania corporation ("Clinitec"), and certain principal shareholders of Clinitec have entered into that certain Agreement and Plan of Merger dated May __, 1996 (the "Merger Agreement"), pursuant to which Clinitec shall merge (the "Merger") with and into Merger Sub, a wholly-owned subsidiary of QSI;

          B. Merger Sub desires to retain the services of the Consultant to assist Merger Sub in continuing the business and operations of Clinitec following consummation of the Merger;

          C. As a condition to the closing of the Merger and concurrently herewith, the Consultant, Merger Sub and QSI have entered into a Non-Competition and Non-Disclosure Agreement (the "Non-Competition Agreement") also effective as of May __, 1996, pursuant to which the Consultant has agreed to refrain from competing with Merger Sub and/or QSI or taking certain other actions as outlined in the Non-Competition Agreement; and

          D. It is a condition to the closing of the Merger that Merger Sub and the Consultant enter into this Agreement.

                            Agreement

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

     1. Consulting Services. Consultant shall make himself available to, and shall provide consulting services to, Merger Sub eight and one-half (8.5) business days each month during the Term (as defined below). Consultant and Merger Sub shall, in good faith and by mutual agreement, establish a schedule setting forth the exact days which Consultant shall perform services hereunder. Consultant shall assist and consult with Merger Sub regarding the business and operations of Clinitec and QSI. Consultant shall perform the consulting services on site at the principal business offices of Merger Sub following the Merger at Cedar Creek Corporate Center, 195A Witmer Road, Horsham, PA, or at such other locations as mutually agreed to by the parties.

     At all times hereunder, the Consultant will be an independent contractor and is solely responsible for all federal, state and local taxes, withholdings and other statutory obligations, such as, but not limited to, contributions for social security, disability and workers' compensation insurance benefits, which may arise from any payments by Merger Sub to the Consultant. The Consultant agrees that he will indemnify, defend and hold Merger Sub harmless from any and all claims made by any person or entity on account of an alleged failure by the Consultant to satisfy any such tax, withholdings or insurance obligations.

     2. No Conflict. The Consultant covenants and represents that he is not a party to any agreement or understanding which impairs or prohibits his ability to enter into, and perform services under, this Agreement.

     3. Term. The Consultant shall be retained by Merger Sub as provided for herein for a term of three (3) years (the "Term"), commencing on the Closing Date (as such term is defined in the Merger Agreement); subject, however, to earlier termination as hereinafter provided. The Term shall terminate upon the Consultant's death or Total Disability. For purposes of this Agreement, "Total Disability" shall mean the Consultant's disability for a continuous period of one hundred twenty (120) days, if such disability prevents him from providing consulting services to and for Merger Sub as contemplated herein.

     4. Fees and Expenses. The Consultant shall be paid fees and expenses as mutually agreed to by the parties in writing on the basis of invoices submitted to Merger Sub by Consultant. Merger Sub will pay or reimburse the Consultant for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his services under this Agreement, subject to the prior authorization thereof or subsequent presentment of appropriate receipts and vouchers therefore.

     5.   Termination by Merger Sub.

          5.1 Termination Without Cause. Merger Sub may terminate this Agreement upon fifteen (15) business days prior written notice "without cause" (i.e., without reason or for any reason other than pursuant to Section 5.2 below).

          5.2 Termination for Cause. At any time, at its sole option, Merger Sub shall have the right to immediately terminate this Agreement by written notice to the Consultant upon any of the following occurrences:

             (i) the Consultant's conviction of a felony or other serious crime;

             (ii) the Consultant's gross negligence or willful misconduct which results in material injury to QSI and/or
     Merger Sub;

             (iii) the Consultant's willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, QSI and/or Merger Sub;

             (iv) a material breach by the Consultant of any of the terms or conditions of (A) this Agreement or (B) the Non-Competition Agreement; provided, that Merger Sub shall not be permitted to terminate this Agreement pursuant to (A) above without at least thirty (30) days prior written notice specifying the breach and permitting the Consultant a reasonable opportunity to cure such breach; or

             (v) If the Consultant materially fails to provide the consulting services as contemplated hereunder; provided that the Consultant shall be provided with at least thirty
     (30) days prior written notice specifying such failure and permitting the Consultant a reasonable opportunity to cure such failure;

     6.   Termination by the Consultant.

          6.1 Termination Without Cause. The Consultant shall have the right to terminate this Agreement without cause (i.e., without reason or for any reason other than pursuant to Section
6.2 below) at any time upon fifteen (15) business days prior written notice to Merger Sub.

          6.2 Termination for Cause. The Consultant shall have the right to terminate this Agreement upon a material breach by Merger Sub of any of the terms or conditions of this Agreement; provided, that the Consultant shall not be permitted to terminate this Agreement pursuant to this Section 6.2 without providing Merger Sub at least thirty (30) days prior written notice specifying the breach and permitting Merger Sub a reasonable opportunity to cure such breach.

     7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Merger Sub, and, unless clearly inapplicable, all references herein to Merger Sub shall be deemed to include any such successor. In addition, this Agreement shall be binding upon and inure to the benefit of the Consultant and his heirs, executors, legal representatives and assigns; provided, that this Agreement and any provision hereunder shall not be assigned, transferred or delegated by the Consultant without the prior written approval of the Board of Directors of Merger Sub.

     8. Entire Agreement; Waivers. This Agreement and the Non-Competition Agreement constitute the entire agreement between the parties with respect to the subject matter hereof. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     9. Severability. All provisions contained herein are severable and in the event that any of them shall be held to be to any extent invalid or otherwise unenforceable by any court of competent jurisdiction, such provision shall be construed as if it were written so as to effectuate to the greatest possible extent the parties' expressed intent; and in every case the remainder of this Agreement shall not be affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein.

     10. Notices. All notices, requests, demands, and other communications provided for hereunder shall be in writing and shall be deemed to have been duly given upon receipt if
(i) delivered in person; (ii) given by facsimile; (iii) sent by Federal Express or other nationally recognized overnight delivery service, charges paid by the sender, or (iv) upon the earlier of receipt or five (5) business days after being sent by registered or certified mail, return receipt requested, with proper postage prepaid, as follows:

     To the Consultant at:              Nazir Memon



     With a copy to:           Buchanan Ingersoll
                               500 College Road East
                               Princeton Forrestal Center
                               Princeton, NJ 08540-6615
                               Attn:  William J. Thomas, Esq.
                               Facsimile No. (609) 520-0360

     To the Company at:        Quality Systems, Inc.
                               17822 East 17th Street
                               Suite 210
                               Tustin, CA 92680
                               Attn:  Sheldon Razin, Chief Executive Officer
                               Facsimile No. (714) 731-9494

     With a copy to:           Brobeck, Phleger & Harrison LLP
                               4675 MacArthur Court, Suite 1000
                               Newport Beach, CA 92660
                               Attn:  Bruce R. Hallett, Esq.
                               Facsimile No. (714) 752-7522

     11. Applicable Law. The terms of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania applicable to agreements entered into, to be wholly performed in and among residents exclusively of, Pennsylvania, without regard to the conflicts of law provisions thereof.

     12. Termination of Other Agreements. Upon the effective date of this Agreement, all other consulting, employment, severance or other similar agreements between the Consultant and Clinitec and/or any affiliate, subsidiary or parent company of Clinitec, if any, shall immediately terminate and be of no further force and effect and no payments or other provisions regarding benefits or payment of any other amounts shall be made thereunder, notwithstanding any provision to the contrary set forth therein.

     13. Liquidated Damages. The Consultant acknowledges and agrees that his retention as a consultant by Merger Sub is necessary to maintain the goodwill of Clinitec's business as operated by Merger Sub following the Merger, and that this Agreement is a condition to consummation of the Merger by QSI and Merger Sub. The Consultant, Merger Sub and QSI acknowledge and agree that the business of Clinitec, as operated by Merger Sub subsequent to the Merger, will suffer loss of business relations and other goodwill if (A) The Consultant terminates this Agreement prior to its expiration or (B) this Agreement is terminated for cause under Section 5.2, and that it will be extremely difficult to ascertain or quantify the actual amount of damages or loss suffered by QSI or Merger Sub as a result of such termination. Accordingly, the Consultant agrees to pay to Merger Sub as liquidated damages the amounts as specified below if (X) the Consultant terminates this Agreement prior to the expiration of its Term for any reason other than pursuant to and in accordance with the provisions of Section 6.2 for breach of this Agreement by Merger Sub or (Y) Merger Sub terminates this Agreement for cause under Section 5.2 prior to the expiration of its Term. The Consultant shall be entitled to pay up to one-half of a required liquidated damages payment in QSI Stock (to the extent the Consultant owns sufficient amounts of QSI Stock) valued at the average of the closing trading price for QSI Stock over the twenty (20) day period ending on the termination date.

                       Liquidated Damages

             (i) $2.0 Million if terminated during the first year of the Term;
             (ii) $1.5 Million if terminated during the second year of the Term; and

             (iii) $1.0 million if terminated during the third year of the Term.

     14. Obligations of QSI. As inducement for the Consultant to enter into this Agreement with Merger Sub, QSI guarantees the full and prompt performance of each of Merger Sub's duties and obligations hereunder.

     15. Assignment of Inventions. All inventions, computer programs and associated documentation, whether or not patentable, made or conceived solely or jointly by the Consultant during the period of the Consultant's retention hereunder, which relate in any manner to the actual or anticipated business, including research and development, of QSI, Merger Sub or any of their affiliates (collectively, the "Company") or are suggested by or result from work assigned to the Consultant or work performed by the Consultant, shall be the property of the Company. By executing this Agreement, the Consultant agrees as follows:

             (i)    The Consultant will promptly and fully
     disclose in writing to the Company all such inventions, computer programs and associated documentation.

             (ii) The Consultant will cooperate with the Company in all proper ways to protect the Company's rights therein, including the execution of papers deemed by the Company to be desirable or necessary to enable the Company to apply for, secure, and maintain patent or copyright protection thereon in the United States and in foreign countries.



                   [Signature Pages to Follow]

       Counterpart Signature Page to Consultant Agreement


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                         CII ACQUISITION CORPORATION


                         By:

                         Its:

                         QUALITY SYSTEMS, INC.

                         By:

                         Its:



                         THE CONSULTANT

                         Nazir Memon


                         EXHIBIT C
                      EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into effective as of May __, 1996, by and between CII Acquisition Corporation, a California corporation ("Merger Sub") and Patrick Cline (the "Employee"), with reference to the following facts:

                            Recitals

          A. Quality Systems, Inc., a California corporation ("QSI"), Merger Sub, Clinitec International, Inc., a Pennsylvania corporation ("Clinitec"), and certain principal shareholders of Clinitec have entered into that certain Agreement and Plan of Merger dated May __, 1996 (the "Merger Agreement"), pursuant to which Clinitec shall merge (the "Merger") with and into Merger Sub, a wholly-owned subsidiary of QSI;

          B. Merger Sub and the Employee desire to enter into an employment relationship pursuant to which the Employee will be employed by Merger Sub subsequent to the consummation of the Merger and will perform duties similar to those performed by the Employee for Clinitec prior to the consummation of the Merger;

          C. As a condition to the closing of the Merger and concurrently herewith, the Employee, Merger Sub and QSI have entered into a Non-Competition and Non-Disclosure Agreement (the "Non-Competition Agreement") also effective as of May __, 1996, pursuant to which the Employee has agreed to refrain from competing with Merger Sub and/or QSI or taking certain other actions as outlined in the Non-Competition Agreement; and

          D. It is a condition to the closing of the Merger that Merger Sub and the Employee enter into this Agreement.

                            Agreement

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:


     1.   Duties and Performance.

          1.1 Employment and Performance. During the Term (as defined below), Merger Sub shall employ the Employee full-time and the Employee hereby accepts such employment. The parties acknowledge and agree that "full-time" shall have a meaning which is consistent with the meaning of such term in the industry in which the Company operates and shall include, if reasonably necessary, more than forty (40) hours per week. Employee shall devote all of his working hours and time to performing services for Merger Sub and shall not, during the Term hereof, hold any position with or perform any services for or on behalf of any other person in exchange for any form of remuneration whatsoever. The Employee shall have duties and responsibilities as an employee of Merger Sub that are substantially similar to those performed by the Employee for Clinitec prior to the date hereof, subject to such reasonable changes as determined by the Board of Directors of Merger Sub and submitted in writing to Employee. Notwithstanding the preceding sentence, Employee shall have a senior executive position with Merger Sub, with such duties and responsibilities commensurate with those of senior executive officers with companies of similar size in the same industry. In addition, the Employee agrees to faithfully and diligently perform such reasonable duties and services.

          1.2 Performance Location. If the principal business office of Merger Sub is moved or relocated to a new location which is outside of the twenty-five (25) mile radius of its location as of the Effective Date of this Agreement, then Employee shall be entitled to work from his principal place of residence so long as Employee does not relocate his principal place of residence outside of a twenty-five (25) mile radius of the Employee's principal place of residence as of the date of this Agreement.

     2. No Conflict. The Employee covenants and represents that he is not a party to any agreement or understanding which impairs or prohibits his ability to enter into, and perform services under, this Agreement.

     3. Term. The Employee shall be employed by Merger Sub on a full-time basis for a term of three (3) years (the "Term"), commencing on the Closing Date (as such term is defined in the Merger Agreement); subject, however, to earlier termination as hereinafter provided. The Term shall terminate upon the Employee's death or Total Disability. For purposes of this Agreement, "Total Disability" shall mean the Employee's disability for a continuous period of one hundred twenty (120) days, if such disability prevents him from performing his duties for Merger Sub. Upon (i) the expiration of the Term or (ii) upon Employee's early, voluntary termination of this Agreement, the Employee shall, on a good faith basis, attempt to be available to consult with Merger Sub or QSI regarding Merger Sub's and/or QSI's products, and the payment for such services shall be mutually agreeable to the Employee and Merger Sub. The immediately preceding sentence shall survive the termination or expiration of this Agreement.

     4.   Compensation.

          4.1 Annual Compensation. Subject to the limitations set forth in Section 4.2 below, Employee shall receive the following compensation:

             (i) Base Salary. Employee shall receive a base annual salary of One Hundred Fifty-Three Thousand Dollars ($153,000) (the "Base Salary") payable in installments on such dates consistent with Merger Sub's payroll procedures;

             (ii) Additional Compensation. Employee shall be entitled to commission and bonuses (collectively "Additional
     Compensation") computed upon such formula and payable at such times as set forth in Schedule A hereto; and

             (iii) For purposes of this Agreement, the following terms shall have the meanings indicated below:

               (a) The term "non-QSI Revenues" shall mean total revenues of Merger Sub (following consummation of the Merger) less revenues generated from sales to QSI.

               (b) The term "QSI Contribution" shall mean total revenues of Merger Sub (following consummation of the Merger) generated from sales to QSI, less aggregate sales commissions paid on such sales to Merger Sub's sales representatives.


          4.2  Maximum Annual Compensation.  Subject to Section
5.2 hereof, during the Term, the Employee's total annual compensation hereunder (including, without limitation, Base Salary and any Additional Compensation) shall be capped for each successive fiscal year under the Term hereof as follows (hereinafter, as to the maximum annual compensation for each fiscal year, a "Cap"):

             (i)    for the fiscal year ending March 31, 1997:
     $250,000 (the aggregate compensation received from Clinitec by Employee from April 1, 1996 through consummation of the Merger is deemed to have been paid by Merger Sub for purposes of computing the Employee's total annual compensation paid for the fiscal year ending March 31,
     1997);

             (ii)   for the fiscal year ending March 31, 1998:
     $275,000; and

             (iii)  for the fiscal year ending March 31, 1999:
     $302,000

          Notwithstanding the preceding fiscal year Caps on annual compensation, the compensation limits applicable to the fiscal years 1998 and 1999 shall be subject to the criteria set forth in Schedule B hereto. Merger Sub will be entitled to offset against any future amounts owed to Employee payments made to Employee in excess of the Caps described above.

          4.3 Employee Benefits. Employee shall be entitled to participate, subject to the provisions, rules and regulations applicable thereto, including provisions empowering the Board of Directors of Merger Sub to modify and/or terminate any such plan or programs, in all Merger Sub employee benefit plans or programs (including vacation time, sick leave and holidays) in accordance with the terms and conditions thereof. The benefit plans or programs made available to Employee shall be commensurate with those plans or programs made available to employees of QSI with similar positions and duties.

          4.4 Expenses. In accordance with Merger Sub's policies established from time to time, Merger Sub will pay or reimburse the Employee for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the prior authorization thereof or subsequent presentment of appropriate receipts and vouchers therefor.

     5.   Termination.

          5.1 Termination by the Merger Sub for Cause. At any time, at its sole option, Merger Sub shall have the right to immediately terminate the Employee's employment hereunder by written notice to the Employee upon any of the following occurrences:

             (i) the Employee's conviction of a felony or other serious crime;

             (ii) the Employee's gross negligence or willful misconduct which results in material injury to QSI and/or
     Merger Sub;

             (iii) the Employee's willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, QSI and/or Merger Sub;

             (iv) a material breach by the Employee of any of the terms or conditions of (A) this Agreement or (B) the Non-Competition Agreement; provided, that Merger Sub shall not be permitted to terminate the Employee's employment pursuant to (A) above without at least thirty (30) days prior written notice specifying the breach and permitting the Employee a reasonable opportunity to cure such breach;

             (v) If Employee materially fails to perform the reasonably assigned duties hereunder; provided that Employee shall be provided with at least thirty (30) days prior written notice specifying such failure and permitting Employee a reasonable opportunity to cure such failure;

             (vi) in the event that Merger Sub's income from operations as determined in accordance with generally accepted accounting principles applied on a consistent basis ("Income from Operations") excluding the QSI Contribution is not at least Seven Hundred Fifty Thousand Dollars ($750,000) for the fiscal year ending March 31, 1997; or

             (vii) in the event that Merger Sub does not attain a minimum increase of fifteen percent (15%) in Income from Operations excluding the QSI Contribution for the fiscal year ending March 31, 1998 as compared to the corresponding amount for the fiscal year ending March 31, 1997.

          5.2 Voluntary Termination by the Employee; Payments Upon Voluntary Termination or Termination for Cause. The Employee shall have the right to voluntarily terminate his employment hereunder at any time upon fifteen (15) business days prior written notice to Merger Sub. In the event that the Employee voluntarily terminates his employment hereunder (which shall not include termination due to death or Total Disability of the Employee or the Employee's termination of this Agreement pursuant to Section 5.3 due to the breach of this Agreement by Merger Sub), or this Agreement is terminated pursuant to Section
5.1 above, Merger Sub shall pay the Employee's Base Salary and provide other compensation and benefits through the date of such termination only and shall have no responsibility for the payment of Employee's Base Salary or any other compensation or benefits to the Employee for any time period subsequent to such termination. Nothing herein shall affect Merger Sub's obligation to provide benefits as required by COBRA or any other applicable federal or state law.

          5.3  Termination by the Employee for Breach;
Termination by Merger Sub Without Cause; Payments Upon Such Termination. The Employee shall have the right to terminate his employment hereunder upon a material breach by Merger Sub of any of the terms or conditions of this Agreement; provided, that the Employee shall not be permitted to terminate his employment pursuant to this Section 5.3 without providing Merger Sub at least thirty (30) days prior written notice specifying the breach and permitting Merger Sub a reasonable opportunity to cure such breach. Notwithstanding the preceding sentence, if the breach by Merger Sub results from its failure to timely pay Employee's Base Salary, Employee may terminate his employment pursuant to this
Section 5.3 upon providing Merger Sub with at least five (5) business days prior written notice and reasonable opportunity to cure such breach. In addition, Merger Sub may terminate this Agreement upon fifteen (15) business days prior written notice "without cause" (i.e., without reason or for any reason other than pursuant to Section 5.1 above). If Merger Sub exercises its rights pursuant to this Section 5.3, Merger Sub shall pay to the Employee, as his sole and exclusive remedy, (i) the Base Salary,
(ii) Additional Compensation and (iii) any and all employee benefits (including health insurance) that the Employee would have received had he remained in the employ of Merger Sub through the end of the Term. If Employee exercises his rights pursuant to this Section 5.3, Merger Sub shall pay to Employee, as his sole and exclusive remedy, items (i) and (iii) in the preceding sentence that he would have received had he remained in the employ of Merger Sub through the end of the Term. Any amounts payable under this paragraph shall be paid according to the same schedule as would have applied if the Employee had remained in the employ of Merger Sub.

     6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Merger Sub, and, unless clearly inapplicable, all references herein to Merger Sub shall be deemed to include any such successor. In addition, this Agreement shall be binding upon and inure to the benefit of the Employee and his heirs, executors, legal representatives and assigns; provided, that this Agreement and any provision hereunder shall not be assigned, transferred or delegated by Employee without the prior written approval of the Board of Directors of Merger Sub.

     7. Entire Agreement; Waivers. This Agreement and the Non-Competition Agreement constitute the entire agreement between the parties with respect to the subject matter hereof. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     8. Severability. All provisions contained herein are severable and in the event that any of them shall be held to be to any extent invalid or otherwise unenforceable by any court of competent jurisdiction, such provision shall be construed as if it were written so as to effectuate to the greatest possible extent the parties' expressed intent; and in every case the remainder of this Agreement shall not be affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein.

     9. Notices. All notices, requests, demands, and other communications provided for hereunder shall be in writing and shall be deemed to have been duly given upon receipt if
(i) delivered in person; (ii) given by facsimile; (iii) sent by Federal Express or other nationally recognized overnight delivery service, charges paid by the sender, or (iv) upon the earlier of receipt or five (5) business days after being sent by registered or certified mail, return receipt requested, with proper postage prepaid, as follows:

     To the Employee at: Patrick Cline
                         Clinitec International, Inc.
                         Cedar Creek Corporate Center
                         195A Witmer Road
                         Horsham, PA  19044
                         Facsimile No. (215) 957-5493

     With a copy to:     Buchanan Ingersoll
                         500 College Road East
                         Princeton Forrestal Center
                         Princeton, NJ 08540-6615
                         Attn:  William J. Thomas, Esq.
                         Facsimile No. (609) 520-0360

     To the Company at:  Quality Systems, Inc.
                         17822 East 17th Street
                         Suite 210
                         Tustin, CA 92680
                         Attn: Sheldon Razin, Chief Executive Officer Facsimile No. (714) 731-9494

     With a copy to:     Brobeck, Phleger & Harrison LLP
                         4675 MacArthur Court, Suite 1000
                         Newport Beach, CA 92660
                         Attn:  Bruce R. Hallett, Esq.
                         Facsimile No. (714) 752-7522

     10. Applicable Law. The terms of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania applicable to agreements entered into, to be wholly performed in and among residents exclusively of, Pennsylvania, without regard to the conflicts of law provisions thereof.

     11. Termination of Other Agreements. Upon the effective date of this Agreement, all other employment, severance or other similar agreements between the Employee and Clinitec and/or any affiliate, subsidiary or parent company of Clinitec, if any, shall immediately terminate and be of no further force and effect and no payments or other provisions regarding benefits or payment of any other amounts shall be made thereunder, notwithstanding any provision to the contrary set forth therein.

     12. Liquidated Damages. Employee acknowledges and agrees that his employment by Merger Sub is necessary to maintain the goodwill of Clinitec's business as operated by Merger Sub following the Merger, and that this Agreement is a condition to consummation of the Merger by QSI and Merger Sub. Employee, Merger Sub and QSI acknowledge and agree that the business of Clinitec, as operated by Merger Sub subsequent to the Merger, will suffer loss of business relations and other goodwill if (A) Employee resigns or voluntarily terminates this Agreement prior to its expiration or (B) this Agreement is terminated for cause under Section 5.1 (except for subsections (vi) and (vii) thereof), and that it will be extremely difficult to ascertain or quantify the actual amount of damages or loss suffered by QSI or Merger Sub as a result of such resignation or termination. Accordingly, Employee agrees to pay to Merger Sub as liquidated damages the amounts as specified below if (X) Employee terminates this Agreement prior to the expiration of its Term for any reason other than pursuant to and in accordance with the provisions of
Section 5.3 for breach of this Agreement by Merger Sub or (Y) Merger Sub terminates this Agreement for cause under Section 5.1 (except for subsections (vi) and (vii) thereof) prior to the expiration of its Term. Employee shall be entitled to pay up to one-half (1/2) of a required liquidated damages payment in QSI Stock (to the extent Employee owns sufficient amounts of QSI Stock) valued at the average of the closing trading price for QSI Stock over the twenty (20) day period ending on the termination date.

                       Liquidated Damages

             (i) $2.0 Million if terminated during the first year of the Term;

             (ii) $1.5 Million if terminated during the second year of the Term; and

             (iii) $1.0 million if terminated during the third year of the Term.

     13. Obligations of QSI. As inducement for Employee to enter into this Agreement with Merger Sub, QSI guarantees the full and prompt performance of each of Merger Sub's duties and obligations hereunder.

     14. Assignment of Inventions. All inventions, computer programs and associated documentation, whether or not patentable, made or conceived solely or jointly by Employee during the period of Employee's employment hereunder, which relate in any manner to the actual or anticipated business, including research and development, of QSI, Merger Sub or any of their affiliates (collectively, the "Company") or are suggested by or result from work assigned to Employee or work performed by Employee, shall be the property of the Company. By executing this Agreement, Employee agrees as follows:

             (i) Employee will promptly and fully disclose in writing to the Company all such inventions, computer programs and associated documentation.

             (ii) Employee will cooperate with the Company in all proper ways to protect the Company's rights therein, including the execution of papers deemed by the Company to be desirable or necessary to enable the Company to apply for, secure, and maintain patent or copyright protection thereon in the United States and in foreign countries.

                   [Signature Pages to Follow]

       Counterpart Signature Page to Employment Agreement


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                         CII ACQUISITION CORPORATION


                         By:

                         Its:


                         QUALITY SYSTEMS, INC.

                         By:

                         Its:


                         EMPLOYEE


                         Patrick Cline


                           Schedule B

               Annual Compensation Limit Criteria


          1. Provided that (i) the business of Clinitec (as conducted by Merger Sub following consummation of the Merger) continues to be operated by its current management, and (ii) QSI does not impose fees for services or other obligations on Merger Sub which are outside the scope of Clinitec's budget and current operational plans that materially exceed cost reductions achieved by QSI due to business synergies, management of the combined entities and economies of scale, if the business of Clinitec does not achieve Income from Operations of at least $1,675,000 exclusive of the QSI Contribution (as defined in Section 4.1 herein) for the fiscal year ending March 31, 1998 then the Cap and compensation structure for the fiscal year ending March 31, 1997 will replace the Cap and compensation structure for the fiscal year ending March 31, 1998.

          2. Provided that (i) the business of Clinitec (as conducted by Merger Sub following consummation of the Merger) continues to be operated by its current management, and (ii) QSI does not impose fees for services or other obligations on Merger Sub which are outside the scope of Clinitec's budget and current operational plans that materially exceed cost reductions achieved by QSI due to business synergies, management of the combined entities and economies of scale, if the business of Clinitec does not achieve at least a 50% increase in its Income from Operations exclusive of the QSI Contribution (as defined in Section 4.1 herein) for the fiscal year ending March 31, 1999 over the comparable amount for the fiscal year ending March 31, 1998, then the Cap and compensation structure in effect for the prior year will replace the Cap and compensation structure for the fiscal year ending March 31, 1999.


                          EXHIBIT C
                      EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into effective as of May __, 1996, by and between CII Acquisition Corporation, a California corporation ("Merger Sub") and Bryan Rosenberger (the "Employee"), with reference to the following facts:

                            Recitals

          A. Quality Systems, Inc., a California corporation ("QSI"), Merger Sub, Clinitec International, Inc., a Pennsylvania corporation ("Clinitec"), and certain principal shareholders of Clinitec have entered into that certain Agreement and Plan of Merger dated May __, 1996 (the "Merger Agreement"), pursuant to which Clinitec shall merge (the "Merger") with and into Merger Sub, a wholly-owned subsidiary of QSI;

          B. Merger Sub and the Employee desire to enter into an employment relationship pursuant to which the Employee will be employed by Merger Sub subsequent to the consummation of the Merger and will perform duties similar to those performed by the Employee for Clinitec prior to the consummation of the Merger;

          C. As a condition to the closing of the Merger and concurrently herewith, the Employee, Merger Sub and QSI have entered into a Non-Competition and Non-Disclosure Agreement (the "Non-Competition Agreement") also effective as of May __, 1996, pursuant to which the Employee has agreed to refrain from competing with Merger Sub and/or QSI or taking certain other actions as outlined in the Non-Competition Agreement; and

          D. It is a condition to the closing of the Merger that Merger Sub and the Employee enter into this Agreement.

                            Agreement

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

     1.   Duties and Performance.

          1.1 Employment and Performance. During the Term (as defined below), Merger Sub shall employ the Employee full-time and the Employee hereby accepts such employment. The parties acknowledge and agree that "full-time" shall have a meaning which is consistent with the meaning of such term in the industry in which the Company operates and shall include, if reasonably necessary, more than forty (40) hours per week. Employee shall devote all of his working hours and time to performing services for Merger Sub and shall not, during the Term hereof, hold any position with or perform any services for or on behalf of any other person in exchange for any form of remuneration whatsoever. The Employee shall have duties and responsibilities as an employee of Merger Sub that are substantially similar to those performed by the Employee for Clinitec prior to the date hereof, subject to such reasonable changes as determined by the Board of Directors of Merger Sub and submitted in writing to Employee. Notwithstanding the preceding sentence, Employee shall have a senior executive position with Merger Sub, with such duties and responsibilities commensurate with those of senior executive officers with companies of similar size in the same industry. In addition, the Employee agrees to faithfully and diligently perform such reasonable duties and services.

          1.2 Performance Location. If the principal business office of Merger Sub is moved or relocated to a new location which is outside of the twenty-five (25) mile radius of its location as of the Effective Date of this Agreement, then Employee shall be entitled to work from his principal place of residence so long as Employee does not relocate his principal place of residence outside of a twenty-five (25) mile radius of the Employee's principal place of residence as of the date of this Agreement.

     2. No Conflict. The Employee covenants and represents that he is not a party to any agreement or understanding which impairs or prohibits his ability to enter into, and perform services under, this Agreement.

     3. Term. The Employee shall be employed by Merger Sub on a full-time basis for a term of three (3) years (the "Term"), commencing on the Closing Date (as such term is defined in the Merger Agreement); subject, however, to earlier termination as hereinafter provided. The Term shall terminate upon the Employee's death or Total Disability. For purposes of this Agreement, "Total Disability" shall mean the Employee's disability for a continuous period of one hundred twenty (120) days, if such disability prevents him from performing his duties for Merger Sub. Upon (i) the expiration of the Term or (ii) upon Employee's early, voluntary termination of this Agreement, the Employee shall, on a good faith basis, attempt to be available to consult with Merger Sub or QSI regarding Merger Sub's and/or QSI's products, and the payment for such services shall be mutually agreeable to the Employee and Merger Sub. The immediately preceding sentence shall survive the termination or expiration of this Agreement.

     4.   Compensation.

          4.1 Annual Compensation. Subject to the limitations set forth in Section 4.2 below, Employee shall receive the following compensation:

             (i) Base Salary. Employee shall receive a base annual salary as indicated on Schedule A attached hereto
     (the "Base Salary") payable in installments on such dates consistent with Merger Sub's payroll procedures;

             (ii) Additional Compensation. Employee shall be entitled to a bonus ("Additional Compensation") computed upon such formula and payable at such times as set forth in Schedule A hereto; and

             (iii) For purposes of this Agreement, the following terms shall have the meanings indicated below:

               (a) The term "non-QSI Revenues" shall mean total revenues of Merger Sub (following consummation of the Merger) less revenues generated from sales to QSI.

               (b) The term "QSI Contribution" shall mean total revenues of Merger Sub (following consummation of the Merger) generated from sales to QSI, less aggregate sales commissions paid on such sales to Merger Sub's sales representatives.

          4.2  Maximum Annual Compensation.  Subject to Section
5.2 hereof, during the Term, the Employee's total annual compensation hereunder (including, without limitation, Base Salary and any Additional Compensation) shall be capped for each successive fiscal year under the Term hereof as follows (hereinafter, as to the maximum annual compensation for each fiscal year, a "Cap"):

             (i)    for the fiscal year ending March 31, 1997:
     $95,000 (the aggregate compensation received from Clinitec by Employee from April 1, 1996 through consummation of the Merger is deemed to have been paid by Merger Sub for purposes of computing the Employee's total annual compensation paid for the fiscal year ending March 31,
     1997);

             (ii)   for the fiscal year ending March 31, 1998:
     $104,000; and

             (iii)  for the fiscal year ending March 31, 1999:
     $115,000

          Notwithstanding the preceding fiscal year Caps on annual compensation, the compensation limits applicable to the fiscal years 1998 and 1999 shall be subject to the criteria set forth in Schedule B hereto. Merger Sub will be entitled to offset against any future amounts owed to Employee payments made to Employee in excess of the Caps described above.

          4.3 Employee Benefits. Employee shall be entitled to participate, subject to the provisions, rules and regulations applicable thereto, including provisions empowering the Board of Directors of Merger Sub to modify and/or terminate any such plan or programs, in all Merger Sub employee benefit plans or programs (including vacation time, sick leave and holidays) in accordance with the terms and conditions thereof. The benefit plans or programs made available to Employee shall be commensurate with those plans or programs made available to employees of QSI with similar positions and duties.

          4.4 Expenses. In accordance with Merger Sub's policies established from time to time, Merger Sub will pay or reimburse the Employee for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the prior authorization thereof or subsequent presentment of appropriate receipts and vouchers therefor.

     5.   Termination.

          5.1 Termination by the Merger Sub for Cause. At any time, at its sole option, Merger Sub shall have the right to immediately terminate the Employee's employment hereunder by written notice to the Employee upon any of the following occurrences:

             (i) the Employee's conviction of a felony or other serious crime;

             (ii) the Employee's gross negligence or willful misconduct which results in material injury to QSI and/or
     Merger Sub;

             (iii) the Employee's willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, QSI and/or Merger Sub;

             (iv) a material breach by the Employee of any of the terms or conditions of (A) this Agreement or (B) the Non-Competition Agreement; provided, that Merger Sub shall not be permitted to terminate the Employee's employment pursuant to (A) above without at least thirty (30) days prior written notice specifying the breach and permitting the Employee a reasonable opportunity to cure such breach;

             (v) If Employee materially fails to perform the reasonably assigned duties hereunder; provided that Employee shall be provided with at least thirty (30) days prior written notice specifying such failure and permitting Employee a reasonable opportunity to cure such failure;

             (vi) in the event that Merger Sub's income from operations as determined in accordance with generally accepted accounting principles applied on a consistent basis ("Income from Operations") excluding the QSI Contribution is not at least Seven Hundred Fifty Thousand Dollars ($750,000) for the fiscal year ending March 31, 1997; or

             (vii) in the event that Merger Sub does not attain a minimum increase of fifteen percent (15%) in Income from Operations excluding the QSI Contribution for the fiscal year ending March 31, 1998 as compared to the corresponding amount for the fiscal year ending March 31, 1997.

          5.2 Voluntary Termination by the Employee; Payments Upon Voluntary Termination or Termination for Cause. The Employee shall have the right to voluntarily terminate his employment hereunder at any time upon fifteen (15) business days prior written notice to Merger Sub. In the event that the Employee voluntarily terminates his employment hereunder (which shall not include termination due to death or Total Disability of the Employee or the Employee's termination of this Agreement pursuant to Section 5.3 due to the breach of this Agreement by Merger Sub), or this Agreement is terminated pursuant to Section
5.1 above, Merger Sub shall pay the Employee's Base Salary and provide other compensation and benefits through the date of such termination only and shall have no responsibility for the payment of Employee's Base Salary or any other compensation or benefits to the Employee for any time period subsequent to such termination. Nothing herein shall affect Merger Sub's obligation to provide benefits as required by COBRA or any other applicable federal or state law.

          5.3  Termination by the Employee for Breach;
Termination by Merger Sub Without Cause; Payments Upon Such Termination. The Employee shall have the right to terminate his employment hereunder upon a material breach by Merger Sub of any of the terms or conditions of this Agreement; provided, that the Employee shall not be permitted to terminate his employment pursuant to this Section 5.3 without providing Merger Sub at least thirty (30) days prior written notice specifying the breach and permitting Merger Sub a reasonable opportunity to cure such breach. Notwithstanding the preceding sentence, if the breach by Merger Sub results from its failure to timely pay Employee's Base Salary, Employee may terminate his employment pursuant to this
Section 5.3 upon providing Merger Sub with at least five (5) business days prior written notice and reasonable opportunity to cure such breach. In addition, Merger Sub may terminate this Agreement upon fifteen (15) business days prior written notice "without cause" (i.e., without reason or for any reason other than pursuant to Section 5.1 above). If Merger Sub exercises its rights pursuant to this Section 5.3, Merger Sub shall pay to the Employee, as his sole and exclusive remedy, (i) the Base Salary,
(ii) Additional Compensation and (iii) any and all employee benefits (including health insurance) that the Employee would have received had he remained in the employ of Merger Sub through the end of the Term. If Employee exercises his rights pursuant to this Section 5.3, Merger Sub shall pay to Employee, as his sole and exclusive remedy, items (i) and (iii) in the preceding sentence that he would have received had he remained in the employ of Merger Sub through the end of the Term. Any amounts payable under this paragraph shall be paid according to the same schedule as would have applied if the Employee had remained in the employ of Merger Sub.

     6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Merger Sub, and, unless clearly inapplicable, all references herein to Merger Sub shall be deemed to include any such successor. In addition, this Agreement shall be binding upon and inure to the benefit of the Employee and his heirs, executors, legal representatives and assigns; provided, that this Agreement and any provision hereunder shall not be assigned, transferred or delegated by Employee without the prior written approval of the Board of Directors of Merger Sub.

     7. Entire Agreement; Waivers. This Agreement and the Non-Competition Agreement constitute the entire agreement between the parties with respect to the subject matter hereof. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     8. Severability. All provisions contained herein are severable and in the event that any of them shall be held to be to any extent invalid or otherwise unenforceable by any court of competent jurisdiction, such provision shall be construed as if it were written so as to effectuate to the greatest possible extent the parties' expressed intent; and in every case the remainder of this Agreement shall not be affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein.

     9. Notices. All notices, requests, demands, and other communications provided for hereunder shall be in writing and shall be deemed to have been duly given upon receipt if
(i) delivered in person; (ii) given by facsimile; (iii) sent by Federal Express or other nationally recognized overnight delivery service, charges paid by the sender, or (iv) upon the earlier of receipt or five (5) business days after being sent by registered or certified mail, return receipt requested, with proper postage prepaid, as follows:

     To the Employee at: Bryan Rosenberger
                         Clinitec International, Inc.
                         Cedar Creek Corporate Center
                         195A Witmer Road
                         Horsham, PA  19044
                         Facsimile No. (215) 957-5493

     With a copy to:     Buchanan Ingersoll
                         500 College Road East
                         Princeton Forrestal Center
                         Princeton, NJ 08540-6615
                         Attn:  William J. Thomas, Esq.
                         Facsimile No. (609) 520-0360

     To the Company at:  Quality Systems, Inc.
                         17822 East 17th Street
                         Suite 210
                         Tustin, CA 92680
                         Attn: Sheldon Razin, Chief Executive Officer Facsimile No. (714) 731-9494

     With a copy to:     Brobeck, Phleger & Harrison LLP
                         4675 MacArthur Court, Suite 1000
                         Newport Beach, CA 92660
                         Attn:  Bruce R. Hallett, Esq.
                         Facsimile No. (714) 752-7522

     10. Applicable Law. The terms of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania applicable to agreements entered into, to be wholly performed in and among residents exclusively of, Pennsylvania, without regard to the conflicts of law provisions thereof.

     11. Termination of Other Agreements. Upon the effective date of this Agreement, all other employment, severance or other similar agreements between the Employee and Clinitec and/or any affiliate, subsidiary or parent company of Clinitec, if any, shall immediately terminate and be of no further force and effect and no payments or other provisions regarding benefits or payment of any other amounts shall be made thereunder, notwithstanding any provision to the contrary set forth therein.

     12. Liquidated Damages. Employee acknowledges and agrees that his employment by Merger Sub is necessary to maintain the goodwill of Clinitec's business as operated by Merger Sub following the Merger, and that this Agreement is a condition to consummation of the Merger by QSI and Merger Sub. Employee, Merger Sub and QSI acknowledge and agree that the business of Clinitec, as operated by Merger Sub subsequent to the Merger, will suffer loss of business relations and other goodwill if (A) Employee resigns or voluntarily terminates this Agreement prior to its expiration or (B) this Agreement is terminated for cause under Section 5.1 (except for subsections (vi) and (vii) thereof), and that it will be extremely difficult to ascertain or quantify the actual amount of damages or loss suffered by QSI or Merger Sub as a result of such resignation or termination. Accordingly, Employee agrees to pay to Merger Sub as liquidated damages the amounts as specified below if (X) Employee terminates this Agreement prior to the expiration of its Term for any reason other than pursuant to and in accordance with the provisions of
Section 5.3 for breach of this Agreement by Merger Sub or (Y) Merger Sub terminates this Agreement for cause under Section 5.1 (except for subsections (vi) and (vii) thereof) prior to the expiration of its Term. Employee shall be entitled to pay up to one-half (1/2) of a required liquidated damages payment in QSI Stock (to the extent Employee owns sufficient amounts of QSI Stock) valued at the average of the closing trading price for QSI Stock over the twenty (20) day period ending on the termination date.

                       Liquidated Damages

             (i) $200,000 if terminated during the first year of the Term;

             (ii) $160,000 if terminated during the second year of the Term; and

             (iii) $100,000 if terminated during the third year of the Term.

     13. Obligations of QSI. As inducement for Employee to enter into this Agreement with Merger Sub, QSI guarantees the full and prompt performance of each of Merger Sub's debts and obligations hereunder.

     14. Assignment of Inventions. All inventions, computer programs and associated documentation, whether or not patentable, made or conceived solely or jointly by Employee during the period of Employee's employment hereunder, which relate in any manner to the actual or anticipated business, including research and development, of QSI, Merger Sub or any of their affiliates (collectively, the "Company") or are suggested by or result from work assigned to Employee work performed by Employee, shall be the property of the Company. By executing this Agreement, Employee agrees as follows:

             (i) Employee will promptly and fully disclose in writing to the Company all such inventions, computer programs and associated documentation.

             (ii) Employee will cooperate with the Company in all proper ways to protect the Company's rights therein, including the execution of papers deemed by the Company to be desirable or necessary to enable the Company to apply for, secure, and maintain patent or copyright protection thereon in the United States and in foreign countries.

                   [Signature Pages to Follow]


       Counterpart Signature Page to Employment Agreement


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                         CII ACQUISITION CORPORATION


                         By:

                         Its:

                         QUALITY SYSTEMS, INC.

                         By:

                         Its:



                         EMPLOYEE

                         Bryan Rosenberger


                           Schedule B

               Annual Compensation Limit Criteria


          1. Provided that (i) the business of Clinitec (as conducted by Merger Sub following consummation of the Merger) continues to be operated by its current management, and (ii) QSI does not impose fees for services or other obligations on Merger Sub which are outside the scope of Clinitec's budget and current operational plans that materially exceed cost reductions achieved by QSI due to business synergies, management of the combined entities and economies of scale, if the business of Clinitec does not achieve Income from Operations of at least $1,675,000 exclusive of the QSI Contribution (as defined in Section 4.1 herein) for the fiscal year ending March 31, 1998 then the Cap and compensation structure for the fiscal year ending March 31, 1997 will replace the Cap and compensation structure for the fiscal year ending March 31, 1998.

          2. Provided that (i) the business of Clinitec (as conducted by Merger Sub following consummation of the Merger) continues to be operated by its current management, and (ii) QSI does not impose fees for services or other obligations on Merger Sub which are outside the scope of Clinitec's budget and current operational plans that materially exceed cost reductions achieved by QSI due to business synergies, management of the combined entities and economies of scale, if the business of Clinitec does not achieve at least a 50% increase in its Income from Operations exclusive of the QSI Contribution (as defined in Section 4.1 herein) for the fiscal year ending March 31, 1999 over the comparable amount for the fiscal year ending March 31, 1998, then the Cap and compensation structure in effect for the prior year will replace the Cap and compensation structure for the fiscal year ending March 31, 1999.


                            Exhibit D

          NON-COMPETITION AND NON-DISCLOSURE AGREEMENT


          This NON-COMPETITION AND NON-DISCLOSURE AGREEMENT (this "Agreement"), is entered into as of this 16th day of May, 1996 ("Effective Date") by and among Quality Systems, Inc., a California corporation ("QSI"), CII Acquisition Corporation, a California corporation ("Merger Sub") (QSI and Merger Sub are hereinafter referred to collectively as the "Company") and Bryan Rosenberger (the "Shareholder").

                            Recitals

          14.1 Company, Clinitec International, Inc., a Pennsylvania corporation ("Clinitec"), and certain principal shareholders of Clinitec have entered into that certain Agreement and Plan of Merger dated May 16, 1996 (the "Merger Agreement"), pursuant to which Clinitec shall merge (the "Merger") with and into Merger Sub, a wholly-owned subsidiary of QSI;

          14.2 Shareholder is a principal shareholder and officer of Clinitec and, as such, possesses confidential and proprietary information regarding Clinitec;

          14.3 The execution and delivery of this Agreement is a condition to closing under the Merger Agreement;

          14.4 Shareholder has received substantial consideration pursuant to the Merger Agreement, which was in part attributable to this Agreement; and

          14.5 Concurrently herewith, Merger Sub and the Shareholder have entered into either an Employment Agreement or a Consulting Agreement (hereafter referred to as the "Related Agreement") pursuant to which the Shareholder will be employed or retained as a consultant (as the case may be) by Merger Sub and will perform such duties or services as indicated in the Related Agreement.

          NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

                            Agreement

          1. NON-COMPETITION AGREEMENT.

          1.1 Covenant Not to Compete. The parties understand and agree that this Agreement is entered into in connection with the Merger, that the Shareholder is a key and significant employee of Clinitec and that the Merger Agreement is contingent upon the Shareholder entering into this Agreement. During the term of the Restriction Period (as defined below), in consideration of the performance by QSI and Merger Sub of their respective obligations under the Merger Agreement, the Shareholder shall not directly or indirectly enter into or engage in, or have any interest in any person, firm, corporation, partnership or venture (whether as an employee, officer, director, agent, shareholder, creditor, partner, consultant or otherwise), which engages in or operates a business (i) which develops, manufactures, sells, implements, provides or arranges for the provision of information systems and/or software or practice management systems and/or software for the health care industry and (ii) which is similar to the business conducted by QSI, Merger Sub, or any of their respective affiliates or subsidiaries during the Restriction Period (as defined below) in the geographic area indicated on Schedule A hereto, or in any way interferes or competes with the Company in the operation of its business of Clinitec following consummation of the Merger; provided, however, that nothing herein shall prohibit the Shareholder from owning less than one percent (1%) of the capital stock of a corporation the common stock of which is publicly traded on a national securities exchange or through NASDAQ. For purposes of this Agreement, the term "Restriction Period" shall mean the greater of (i) five (5) years from the Effective Date of this Agreement or (ii) the period from the Effective Date hereof through two (2) years following any termination or expiration of the Related Agreement.

          1.2 Covenant Not to Solicit. During the Restriction Period, the Shareholder agrees not to solicit for, or divert or attempt to divert, directly or indirectly, any business of the Company (including, without limitation, the business of Clinitec as conducted by the Company following consummation of the Merger), or any customers or suppliers of the Company, to or for the benefit of any competitor of the Company. Notwithstanding the preceding sentence, during such period that the Related Agreement remains in effect and has not expired or been terminated by either party thereto and so long as Shareholder uses his best efforts to assure that the actions of Merger Sub and all of its personnel serve the best interests of the combined QSI and Merger Sub entity, nothing shall prevent Shareholder (when reasonable and practicable for Merger Sub's business and operations) from doing any of the following:

             (i) selling software and/or systems to customers that utilize software and/or systems competitive with QSI software and/or systems;

             (ii) jointly bidding and/or jointly marketing with competitors of QSI on projects that customers or potential customers contemplate utilizing software and/or systems of QSI competitors; or

             (iii)  responding to requests of customers or
                    potential customers inquiring about non-QSI software and/or systems which may be applicable or compatible to the customers' needs.

          The Shareholder agrees that during the Restriction Period, he shall not solicit or induce any person who at any time within the previous one (1)-year period prior to such solicitation or contact shall have been an employee or independent contractor of QSI, Merger Sub or Clinitec to become employed by or associated with any other person, firm or corporation, and the Shareholder shall not approach any such employee or independent contractor for such purpose or authorize or knowingly approve the taking of such actions by any other person, firm or corporation or assist any such person, firm or corporation in taking such action.

          1.3 Covenants Not Unduly Restrictive. The Shareholder acknowledges, represents and warrants to QSI and Merger Sub that the covenants of the Shareholder in Sections 1.1 and 1.2 hereof are reasonably necessary for the protection of QSI's or Merger Sub's interests under this Agreement and are not unduly restrictive upon the Shareholder. The parties intend that the covenant contained in Section 1.1 hereof shall be construed as a series of separate covenants, one for each geographic location to which Section 1.1 applies, and one for each year period. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section
1.1. In any event, if any restriction set forth in Sections 1.1 and 1.2 hereof is held to be unreasonable, then the Shareholder agrees, and hereby submits, to the reduction and limitation of such prohibition to such geographic area or time period as shall be deemed reasonable.

          2. NON-DISCLOSURE.

          2.1 Proprietary Information. The Shareholder has in his possession or may come into possession in the future of certain confidential and/or proprietary information relating to QSI's, Merger Sub's or Clinitec's business (including, without limitation, all customer names and customer lists, know how, patents, patent rights, trademarks, trade names, trade secrets, service marks and copyrights, and any applications or registrations therefor, maskworks, net lists, schematics, technology, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (excluding Commercial Software as defined in Paragraph 3.8(c) of the Merger Agreement), designs, licenses and proprietary rights) hereinafter referred to as "Proprietary Information."

          2.2 Non-Disclosure of Proprietary Information. The Shareholder hereby agrees (i) to hold the Proprietary Information in strict confidence and to take all reasonable precautions to protect such Proprietary Information, (ii) not to divulge any such Proprietary Information or any information derived therefrom to any third person, (iii) not to make any use whatsoever at any time of such Proprietary Information, except, when providing services to QSI or Merger Sub, and (iv) not to copy any such Proprietary Information. Without granting any right or license, QSI or Merger Sub agrees that the foregoing clauses (i), (ii),
(iii) and (iv) shall not apply with respect to any Proprietary Information that the Shareholder can document (a) is or becomes generally available to the public other than as a result of a disclosure by the Shareholder, (b) was available to the Shareholder on a non-confidential basis prior to its disclosure by the Company to the Shareholder, or (c) becomes available to the Shareholder from a person other than QSI, Merger Sub, or their affiliates, employees or consultants not otherwise known by Shareholder (after due inquiry) to be bound by a confidentiality or similar type of agreement. The Shareholder may make disclosures required by court order, provided the Shareholder uses reasonable efforts to limit such disclosure and to obtain confidential treatment or a protective order, has provided the Company with reasonable prior notice of such required disclosure, and has allowed the Company to participate in the proceeding at its own expense.

          3. REMEDIES.

          3.1 Injunctive Relief; Indemnification. The parties hereto further agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of such covenants or obligations may cause QSI and/or Merger Sub irreparable injury for which adequate remedy at law will not be available; and, therefore, that upon any such breach of any such covenant or obligation, or any threat thereof, QSI and/or Merger Sub shall be entitled to the immediate remedy of a temporary restraining order, preliminary injunction or such other form of injunctive or equitable relief in addition to whatever remedies they might have at law. Furthermore, the Shareholder agrees to indemnify QSI and Merger Sub against and shall reimburse the Company for and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, remedies and penalties, including interest, penalties and reasonable attorneys' fees and expenses that QSI and/or Merger Sub shall incur or suffer and which arise from, are attributable to, by reason of or in connection with any breach or inaccuracy of or any failure to perform or comply with any of the Shareholder's agreements or covenants contained in this Agreement.

          3.2 Remedies Cumulative. QSI's and Merger Sub's rights and remedies under this Agreement are cumulative and are in addition to any other rights and remedies QSI and/or Merger
Sub may have at law or in equity.

          4. MISCELLANEOUS.

          4.1 Notices. All notices, requests, demands, and other communications provided for hereunder shall be in writing and shall be deemed to have been duly given upon receipt if
(i) delivered in person; (ii) given by facsimile; (iii) sent by Federal Express or other nationally recognized overnight delivery service, charges paid by the sender, or (iv) upon the earlier of receipt or five (5) business days after being sent by registered or certified mail, return receipt requested, with proper postage prepaid, as follows:

     To the Shareholder at:    Clinitec International, Inc.
                               Cedar Creek Corporate Center
                               195A Witmer Road
                               Horsham, PA  19044
                               Attn:  Bryan Rosenberger

     With a copy to:           Buchanan Ingersoll
                               500 College Road East
                               Princeton Forrestal Center
                               Princeton, NJ 08540-6615
                               Attn:  William J. Thomas, Esq.
                               Facsimile No. (609) 520-0360

     To the Company at:       Quality Systems, Inc.
                              17822 East 17th Street
                              Suite 210
                              Tustin, CA 92680
                              Attn:  Sheldon Razin, Chief Executive Officer
                              Facsimile No. (714) 731-9494

     With a copy to:          Brobeck, Phleger & Harrison LLP
                              4675 MacArthur Court, Suite 1000
                              Newport Beach, CA 92660
                              Attn:  Bruce R. Hallett, Esq.
                              Facsimile No. (714) 752-7522

          4.2 Assignment. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that the Shareholder may not assign, transfer or delegate his rights or obligations hereunder and any attempt to do so shall be null and void.

          4.3 Entire Agreement; Waivers. This Agreement and the Related Agreement constitute the entire agreement between the parties with respect to the subject matter hereof. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

          4.4 Amendment. This Agreement may be modified or amended only by a written agreement signed by both parties.

          4.5 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

          4.6 Severability. The provisions of this Agreement shall be deemed severable, and if any part of any provision is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement shall not in any way be affected or impaired but shall remain binding in accordance with their terms.

          4.7 Governing Law. The terms of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania applicable to agreements entered into, to be wholly performed in and among residents exclusively of, Pennsylvania, without regard to the conflicts of law provisions thereof.

          4.8 Attorneys' Fees. In the event of any proceeding, claim or action being filed or instituted between the parties with respect to this Agreement, the prevailing party will be entitled to receive from the other party all costs, damages and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with that action or proceeding whether or not the controversy is reduced to judgment or award. The prevailing party will be that party who may be fairly said by the trier of fact to have prevailed on the major disputed issues.


                   [Signature Page to Follow.]

Counterpart Signature Page to Non-Competition and Non-Disclosure
Agreement


          IN WITNESS WHEREOF, the parties hereto have executed this Non-Competition and Non-Disclosure Agreement as of the day and year first above written.

                         QUALITY SYSTEMS, INC.


                         By:
                              Sheldon Razin
                         Its: President and Chief Executive Officer



                         CII ACQUISITION CORPORATION


                         By:

                         Its:



                         SHAREHOLDER


                         BRYAN ROSENBERGER


                           Schedule A
                         Geographic Area


(i) The entire world, but to the extent that such geographic restriction is determined to be unreasonable by a court of competent jurisdiction; then

(ii) The United States and Canada, but to the extent that such geographic restriction is determined to be unreasonable by a court of competent jurisdiction; then

(iii)     Any State within the United States or any Province of
          Canada in which QSI, Merger Sub or any of their affiliates or subsidiaries conducts business or operations, but to the extent that such geographic restriction is determined to be unreasonable by a court of competent jurisdiction; then

(iv) Within a fifty (50) mile radius of any location within the United States or Canada from which QSI, Merger Sub or any of their affiliates or subsidiaries conducts business or operations, but to the extent that such geographic restriction is determined to be unreasonable by a court of competent jurisdiction; then

(v) Within a fifty mile radius of any location from which Clinitec (immediately prior to the Merger) conducted business or operations.



                            Exhibit E

May 16, 1996

Quality Systems, Inc.
17822 East 17th Street, Suite 210
Tustin, CA 92680

Attn:  Robert McGraw, Chief Financial Officer

          Re:  Investment in Quality Systems, Inc, a
               California corporation

Dear Mr. McGraw:

          In connection with the acquisition of shares of Common
Stock (the "Securities") of Quality Systems, Inc., a California corporation (the "Company"), by the undersigned (the "Investor"), the Investor hereby represents and warrants as follows:

          (a) Investment. Investor is acquiring the Securities for investment purposes only, for his/her own account and not as a nominee or agent for any other person, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Investor has no present intention of selling or distributing the Securities.

          (b) Securities Act Registration. Investor understands that the Securities that he/she is purchasing have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of his/her investment intent as expressed herein.

          (c) Rule 144. Investor acknowledges that, because they have not been registered under the Securities Act, the Securities he/she is purchasing must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Investor is aware of the provision of Rule 144 promulgated under the Securities Act that permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the Securities, the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being through a "broker's transaction" (as provided by Rule 144(f)), and not exceeding specified limitations (unless the sale is within the requirements of Rule 144(k)).

          (d) Access to Data. Investor has had an opportunity to ask questions of the Company and has received all business, financial and other information that he/she has requested regarding the Company. Investor believes that such information is sufficient to enable him/her to make an informed decision to purchase the Securities.

          (e) Accredited or Sophisticated Investor. Investor either: (a) is an accredited investor as defined in Rule 501(a) of Regulation D of the Securities and Exchange Commission; or
(b)(i) either alone or with Investor's professional advisor or advisors, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the acquisition of the Securities, (ii) either alone by reason of Investor's business or financial experience or together with Investor's professional advisor or advisors, has the capacity to protect Investor's interests in connection with an acquisition of the Securities, and (iii) is able to bear the eco-nomic risk of the investment in the Securities, including a complete loss of the investment.

          (f)  Restrictive Legend.  Investor understands that the
Securities shall bear one or more of the following restrictive legends:

               (i) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF EITHER (i) A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES AND "BLUE SKY" LAWS OR (ii) AN OPINION OF COUNSEL SATISFACTORY TO QUALITY SYSTEMS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED OR HAS BEEN DELIVERED TO QUALITY SYSTEMS, INC."

               (ii) Any legend required to put third parties on
                    notice of the existence of the Lock-Up
                    Agreement.

               (iii)     Any legend required by applicable state
                         law.

          (g) Certain Representation. In connection with the delivery and surrender of the shares of Common Stock (the "Clinitec Stock") of Clinitec International, Inc. ("Clinitec") by the undersigned pursuant to the merger (the "Merger") of Clinitec with and into a wholly-owned subsidiary of the Company, the undersigned represents that (i) the undersigned has full authority to surrender the certificate(s) representing the shares of Clinitec Stock free and clear of all liens, claims and encumbrances and (ii) the shares of Clinitec Stock surrendered by the undersigned in connection with the Merger constitute all of the shares of Clinitec Stock owned by the undersigned (beneficially or otherwise) and the undersigned has no options, warrants, securities or other claims or rights to acquire additional securities (including, without limitation, shares of Clinitec Stock) of Clinitec.

          (h) Address. The address set forth at the end of this letter is his/her true and correct address.


                              "INVESTOR"

                              _________________________________
                                        (Signature)

                              _________________________________
                                        (Print Name)

                              Address:  _______________________

                                        _______________________